                                                                   EXHIBIT 99.21

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                            ASSET PURCHASE AGREEMENT

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                                  BY AND AMONG



                         THE DELTA QUEEN STEAMBOAT CO.,
                      CRUISE AMERICA TRAVEL, INCORPORATED,
                               DQSC PROPERTY CO.,
                          GREAT OCEAN CRUISE LINE, LLC,
                          GREAT RIVER CRUISE LINE, LLC,
                            GREAT AQ STEAMBOAT, LLC,
                                       AND
                          AMCV CRUISE OPERATIONS, INC.,
                        Debtors and Debtors-in-Possession
                                   as Sellers

                                       and

                    DNPS DELTA QUEEN STEAMBOAT COMPANY, INC.,
                                  as Purchaser

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                            Dated as of May 13, 2002

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

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I. DEFINITIONS; INTERPRETATIONS.....................................2

   1.1      Definitions.....................................................2
   1.2      Interpretation..................................................9

ARTICLE II. PURCHASE AND SALE OF ASSETS.....................................9

   2.1      Purchase and Sale of Assets.....................................9
   2.2      Excluded Assets................................................11
   2.3      Assumption of Liabilities......................................13
   2.4      Excluded Liabilities...........................................14

ARTICLE III. PURCHASE PRICE................................................15

   3.1      Purchase Price.................................................15
   3.2      Sale Approval Order............................................16
   3.3      Deposit........................................................17
   3.4      Allocation of the Purchase Price...............................17
   3.5      Appeal.........................................................17

ARTICLE IV. CLOSING........................................................18

   4.1      Time and Place of Closing......................................18
   4.2      Payment of Purchase Price; Deliveries..........................18
   4.3      [Intentionally Omitted]........................................18
   4.4      Prorations.....................................................18
   4.5      Sales, Use and Other Taxes.....................................19
   4.6      Possession.....................................................19
   4.7      Documents to be Delivered by Sellers...........................20
   4.8      Documents to be Delivered by Purchaser.........................20

ARTICLE V. REPRESENTATIONS AND WARRANTIES..................................21

   5.1      Representations and Warranties of Seller.......................21
   5.2      Representations and Warranties of Purchaser....................24
   5.3      American Queen.................................................26

ARTICLE VI. CONDITIONS TO CLOSING..........................................26

   6.1      Conditions to Purchaser's Obligations..........................26
   6.2      Conditions to Sellers' Obligations.............................28

ARTICLE VII. COVENANTS OF SELLER...........................................29

   7.1      Access.........................................................29
   7.2      Conduct of Business............................................29
   7.3      Deferred Maintenance and Capital Improvements..................29
   7.4      Closing........................................................30
   7.5      Further Assurances; Customer and Supplier Relationships........30
   7.6      Assigned Contracts.............................................30
   7.7      Subsequent Offers..............................................30
   7.8      Payment of Cure Costs..........................................31

ARTICLE VIII. COVENANTS OF PURCHASER.......................................31

   8.1      Best Efforts...................................................31
   8.2      [intentionally omitted]........................................31
   8.3      Payment of Cure Costs..........................................31



                                      (i)

ARTICLE IX. CERTAIN ADDITIONAL COVENANTS...................................31

   9.1      Expenses.......................................................31
   9.2      Press Releases.................................................31
   9.3      Key Employees to Provide Ongoing Services to Sellers...........31
   9.4      Other Vessels..................................................32
   9.5      Continued Access...............................................33
   9.6      Books and Records..............................................33
   9.7      Hart-scott-rodino Cooperation..................................33
   9.8      Entity Name Changes............................................34

ARTICLE X. TERMINATION.....................................................34

   10.1     Termination....................................................34
   10.2     Effect of Termination..........................................36
   10.3     Interim or Delayed Closing.....................................37
   10.4     Non-exclusive Rights...........................................37

ARTICLE XI. INDEMNIFICATION................................................37

   11.1     General........................................................37
   11.2     Indemnification Obligations of Sellers.........................37
   11.3     Purchaser's Indemnification Covenants..........................38
   11.4     Procedure for Indemnification -- Third-party Claims............38
   11.5     Procedure for Indemnification -- Other Claims..................40

ARTICLE XII. MISCELLANEOUS.................................................40

   12.1     Survival of Representations and Warranties.....................40
   12.2     Waiver of Certain Claims.......................................40
   12.3     Amendments.....................................................40
   12.4     Entire Agreement...............................................40
   12.5     Governing Law; Consent to Jurisdiction.........................40
   12.6     Notices........................................................40
   12.7     Counterparts...................................................42
   12.8     Assignment.....................................................42
   12.9     Waivers........................................................42
   12.10    Third Parties..................................................42
   12.11    Schedules and Exhibits.........................................42
   12.12    Headings.......................................................42


                                      (ii)

                                    EXHIBITS

Exhibit A         [intentionally omitted]

Exhibit B         [intentionally omitted]

Exhibit C         [intentionally omitted]

Exhibit D         Deferred Maintenance and Capital Improvements

Exhibit E         [intentionally omitted]


SCHEDULES:

SCHEDULE 1.1      List of Real Property Leases

SCHEDULE 2.1(E)   Intellectual Property

SCHEDULE 2.3      Assigned Contracts

SCHEDULE 3.1      MARAD Liens Covering the American Queen

SCHEDULE 4.8(F) Closing Documents to be Delivered to MARAD and the Indenture Trustee

SCHEDULE 5.1(D)   Required Approvals of Sellers

SCHEDULE 5.2(E)   Required Approvals of Purchaser

SCHEDULE 5.1(H)   Material Contracts




                                     (iii)

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT ("AGREEMENT"), dated as of May 13, 2002, is made by and among The Delta Queen Steamboat Co., a Delaware corporation ("DQSC"), and the entities identified on the signature page hereof (each, together with DQSC, a "SELLER" and collectively with DQSC, "SELLERS"), as debtors and debtors-in-possession in jointly-administered chapter 11 cases ("CHAPTER 11 CASES") pending before the United States Bankruptcy Court for the District of Delaware ("BANKRUPTCY COURT"), and DNPS Delta Queen Steamboat Company, Inc., a Delaware corporation, or an affiliated assignee thereof, as buyer ("PURCHASER").

                                   WITNESSETH:

                  WHEREAS, Sellers own and operate the Vessels (as hereinafter defined) in connection with providing overnight passenger cruises on U.S. inland waterways (the "BUSINESS");

                  WHEREAS, on October 22, 2001 (the "PETITION DATE"), DQSC and the other Sellers voluntarily filed a petition with the Bankruptcy Court under chapter 11 of the Bankruptcy Code, 11 U.S.C.ss.ss.101, et seq. ("BANKRUPTCY CODE");

                  WHEREAS, Sellers desire to Transfer (as hereinafter defined) certain assets, properties, rights and interests of Sellers that relate to and are used or useful in the Business to Purchaser;

                  WHEREAS, Purchaser desires to purchase and acquire from Sellers, upon the terms and subject to the conditions set forth in this Agreement, all of Sellers' right, title and interest in and to certain of the assets, properties, rights and interests of Sellers that relate to and are used or useful in the Business;

                  WHEREAS, at the Auction (as hereinafter defined), Purchaser was declared the successful bidder for the Acquired Assets and this Agreement sets forth the terms of the successful bid; and

                  WHEREAS, at a hearing held on May 6, 2002, the Bankruptcy Court approved both the designation of Purchaser as the successful bidder at the Auction and the sale of the Acquired Assets to Purchaser, and, subject to the subsequent entry of the Sale Approval Order, authorized Sellers to enter into this Agreement with Purchaser.

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto, subject to the terms and conditions contained herein, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                          DEFINITIONS; INTERPRETATIONS

         1.1 DEFINITIONS. Unless the context otherwise requires, in this Agreement the following terms have the indicated meanings:

                  "ACCOUNTS RECEIVABLE" shall mean all of Sellers' Accounts (as defined in the Uniform Commercial Code of Illinois); PLUS, to the extent not otherwise included in Sellers' Accounts, (i) all amounts held in the cruise escrow account (No. 62-8930-70-3) at LaSalle Bank National Association pursuant to that certain Escrow Agreement dated as of January 30, 2002 between LaSalle Bank National Association and DQSC and (ii) all amounts held by Paymentech, LLC pursuant to the Credit Card Contract (as defined below); PLUS, any Records (as defined in the Uniform Commercial Code of Illinois) relating to the foregoing.

                  "ACQUIRED ASSETS" shall have the meaning set forth in
SECTION 2.1.

                  "ACQUIRED LEASES" shall mean all assignable Leases, operating leases, capital leases, and other leases which Purchaser has elected to have Sellers assume and assign to Purchaser pursuant to SECTION 2.3.

                  "ACQUISITION DOCUMENTS" shall mean, collectively, this Agreement, the Escrow Agreement, the Bill of Sale, the Management Agreement and all other agreements, instruments, certificates and other documents executed and delivered in connection herewith or contemplated hereby.

                  "ACTION" shall mean any claim, dispute, demand, cause of action or action asserted in any arbitration, litigation, adversary proceeding, mediation, suit, investigation or other proceeding and any appeal therefrom.

                  "AFFILIATE" means any Person that directly, or indirectly through one or more entities, controls or is controlled by, or is under control with, the person specified or, directly or indirectly, is related to or otherwise associated with any such Person.

                  "AGREEMENT" means this Agreement, including the Exhibits and Schedules hereto.

                  "ALLOCATION" shall have the meaning set forth in SECTION 3.4.

                  "AMERICAN QUEEN ASSETS" shall have the meaning set forth in
SECTION 5.3.

                  "APPEAL" shall have the meaning set forth in SECTION 3.5.

                  "APPROVAL" shall mean any approval, authorization, consent, license, franchise, order or permit of or by, notice to, or filing or registration with, a Person.

                  "ASSIGNED CONTRACTS" shall mean all assignable Contracts which Purchaser has or will elect to have assumed by Sellers and assigned to Purchaser pursuant to SECTION 2.3 hereof and set forth on an exhibit to the Sale Approval Order.

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
SECTION 2.3.

                  "ASSUMED OPERATING LIABILITIES" shall mean Liabilities incurred by Sellers in the ordinary and normal course of business consistent with the covenants, representations and warranties of Sellers contained in this Agreement that relate to the operation of the Business after the Effective Time, provided, however, that the foregoing shall not limit any rights that Purchaser may have under SECTION 2.3.

                  "AUCTION" means the auction of Sellers' assets and businesses held at the Chicago office of Latham & Watkins on May 3, 2002 pursuant to orders of the Bankruptcy Court.

                  "BANKRUPTCY CODE" shall have the meaning set forth in the Recitals.

                  "BANKRUPTCY COURT" shall have the meaning set forth in the Recitals.

                  "BILL OF SALE" shall mean the bill of sale transferring to the Purchaser the Acquired Assets in form and substance to be mutually agreed upon by Sellers and Purchaser.

                  "BUSINESS" shall have the meaning set forth in the Recitals.

                  "CHAPTER 11 CASES" shall have the meaning set forth in the Recitals.

                  "CHARTER AGREEMENTS" shall have the meaning set forth in
SECTION 2.1(J).

                  "CLOSING" shall have the meaning set forth in SECTION 4.1.

                  "CLOSING DATE" shall have the meaning set forth in
SECTION 4.1.

                  "CLOSING PAYMENT" shall have the meaning set forth in
SECTION 3.1(B).

                  "COAST GUARD" means the United States Coast Guard.

                  "COLUMBIA QUEEN" shall have the meaning set forth in
SECTION 9.4(D).

                  "COMMITTEE" shall mean the Official Committee of Unsecured Creditors in the Chapter 11 Cases.

                  "CONSUMABLE INVENTORY COST" shall have the meaning set forth in SECTION 4.4(C).

                  "CONSUMABLE INVENTORY ITEMS" shall mean foodstuffs, liquor, other beverages, fuel, lubricants, paper products, cleaning supplies and all similar consumable items necessary to fully stock the Vessels for a passenger cruise.

                  "CONTAINERS" means above-ground and under-ground storage tanks and vessels and related equipment and containers.

                  "CONTRACT" shall mean each instrument, contract, license, lease and other agreement, including unexpired leases of personal property, relating to the Business to which a Seller is a party or by which it or any of the Acquired Assets is bound.

                  "CREDIT CARD CONTRACT" means that certain Merchant Agreement and Addendum thereto dated December 11, 2001 between Paymentech, LLC and American Classic Voyages Co.

                  "CURE PAYMENTS" shall mean all payments required to be made in order to satisfy the requirements for assumption under Section 365(b) of the Bankruptcy Code with respect to the Assigned Contracts, including the Acquired Leases (giving effect to any credit received for any security deposit held under such Assigned Contract).

                  "CUSTOMER CLAIMANTS" shall have the meaning set forth in
SECTION 3.1(C).

                  "CUSTOMER CLAIMANTS ESCROW" shall have the meaning set forth in SECTION 3.1(B).

                  "CUT-OFF DATE" shall mean May 7, 2002, which is the date the Mississippi Queen commenced a scheduled cruise with fare paying passengers; PROVIDED, HOWEVER, that the Cut-off Date shall be the Closing Date if: (a) Purchaser elects not to close on or before the date that is two (2) business days following the date that the conditions set forth in SECTION 6.1 have been satisfied or waived; or (b) Sellers elect not to close on or before the date that is two (2) business days following the date that the conditions set forth in SECTION 6.1 have been satisfied or waived because Purchaser has not or will not satisfy the conditions set forth in SECTION 6.2 (C), (D), or (H) (excluding for these purposes the documents deliverable by Purchaser under SECTION 4.8(F)).

                  "DAMAGES" shall have the meaning set forth in SECTION 11.1.

                  "DEPOSIT" shall have the meaning set forth in SECTION 3.3.

                  "DIP LOAN" shall have the meaning set forth in
SECTION 10.1(F).

                  "DQSC" shall have the meaning set forth in the Recitals.

                  "DROP DEAD DATE" shall have the meaning set forth in
SECTION 10.1(F).

                  "EFFECTIVE TIME" shall mean 12:01 a.m. on the Closing Date.

                  "ENVIRONMENTAL LAWS" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; air, surface or ground water or noise pollution; releases; protection of wildlife, endangered species, wetlands or natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing.

                  "ENVIRONMENTAL PERMITS" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

                  "ESCROW AGENT" shall mean LaSalle Bank National Association.

                  "ESCROW AGREEMENT" shall mean the Escrow Agreement to be entered into prior to Closing by and among Sellers, Purchaser and the Escrow Agent in a form reasonably acceptable to Purchaser, Sellers and the Escrow Agent.

                  "ESTIMATE" shall have the meaning specified in SECTION 4.4(D).

                  "EXCESS CURE PAYMENTS" shall mean Cure Payments in excess of the Targeted Cure Payments and all Cure Payments for Omitted Contracts.

                  "EXCLUDED ASSETS" shall have the meaning set forth in
SECTION 2.2.

                  "EXCLUDED LIABILITIES" shall have the meaning set forth in
SECTION 2.4.

                  "EXECUTORY CONTRACTS" shall mean all Contracts to which Sellers are a party relating to the Business, the Acquired Assets or the Acquired Leases entered into prior to the Petition Date that constitute "executory contracts" as such term is used in Section 365 of the Bankruptcy Code.

                  "FACILITY" means any facility as defined in CERCLA.

                  "FINAL ORDER" shall mean an order, judgment or other decree, the operation or effect of which has not been reversed, stayed, modified or amended.

                  "FMC" means the Federal Maritime Commission.

                  "GOVERNMENTAL AUTHORITIES" means any court, governmental body or other regulatory or administrative agency or commission, domestic or foreign, including the Coast Guard and FMC.

                  "HAZARDOUS MATERIALS" means: (1) pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, ET. SEQ., as amended and reauthorized ("CERCLA"), and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C., Sec. 6902 ET. SEQ., and all amendments thereto and reauthorizations thereof; and (2) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment or the health and safety of any person, or impair the use or value of any portion of the New Orleans Facility.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
SECTION 11.3.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
SECTION 11.4.

                  "INDENTURE TRUSTEE" means the Bank of New York, as Indenture Trustee under that certain United States Government Ship Financing Obligation between Great AQ Steamboat Co., Shipowner, and United States of America, dated August 24, 1995, as subsequently modified.

                  "INTELLECTUAL PROPERTY" means the trademarks, trade names, service marks, copyrights, patents, know-how and trade secrets presently or previously used in the Business, including those set forth on SCHEDULE 2.1(E).

                  "INTERIM CLOSING" shall have the meaning set forth in
SECTION 10.1(F).

                  "INVENTORY" shall have the meaning set forth in
SECTION 2.1(L).

                  "LAW" shall mean any law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process promulgated by any Governmental Authority as in effect from time to time (including any zoning or land use law or ordinance, building code, environmental law, securities, blue sky, civil rights or occupational health and safety law or regulation and any court, administrative agency or arbitrator's order or process).

                  "LEASES" means the real property leases listed on SCHEDULE 1.1 attached hereto.

                  "LIABILITY" shall mean any debt, liability, commitment and guaranty, warranty or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, potential, contingent or otherwise, and whether due or to become due.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind whatsoever.

                  "MANAGEMENT AGREEMENT" shall have the meaning set forth in
SECTION 4.7(G).

                  "MARAD" means the Maritime Administration of the United States Department of Transportation.

                  "MARAD LIENS" means the Liens of MARAD encumbering the American Queen set forth on SCHEDULE 3.1.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean, any material adverse change or effect on (i) the operations of the Business, or (ii) the physical condition of the Acquired Assets taken as a whole.

                  "MATERIAL BREACH" shall have the meaning set forth in
SECTION 10.1(B).

                  "NEW ORLEANS FACILITY" means the office and wharf facility located at 1380 Port of New Orleans Place, New Orleans, Louisiana.

                  "NEW ORLEANS LEASE" means that certain Preferential Assignment Agreement between DQSC and the Port of New Orleans, first dated September 1984, as amended, pursuant to which DQSC occupies the New Orleans Facility.

                  "NON-COMPETE AGREEMENT" shall mean the Non-Competition Agreement between Sellers and Purchaser, in form and substance to be mutually agreed upon by Sellers and Purchaser, under which Sellers agree not to compete with Purchaser in the Business for a period of seven years following Closing.

                  "OFFSITE FACILITY" means any Facility which is not presently, and has not heretofore been, owned, leased or occupied by a Seller.

                  "OMITTED CONTRACTS" shall have the meaning set forth in
SECTION 2.3.

                  "ORACLE CONTRACT" means that certain Oracle License Agreement between Oracle Corporation and American Classic Voyages Co. dated on or about March 2001.

                  "OTHER VESSELS" shall have the meaning set forth in
SECTION 9.4.

                  "PERSON" means any individual or entity, including any natural person, trust, corporation, joint stock association, partnership, firm, sovereign entity, government or other entity (including Governmental Authorities).

                  "PETITION DATE" shall have the meaning set forth in the Recitals.

                  "PERMITS" means licenses, permits, approvals, franchises, authorizations, variances, waivers or consents issued by a Governmental Authority.

                  "PRE CLOSING DATE OPERATING EXPENSES" shall have the meaning set forth in SECTION 4.4(A).

                  "PREPAID EXPENSES" shall have the meaning set forth in
SECTION 4.4(B).

                  "PRORATABLE EXPENSES" shall have the meaning set forth in
SECTION 4.4(D).

                  "PURCHASE PRICE" shall have the meaning set forth in
SECTION 3.1.

                  "PURCHASER" shall have the meaning set forth in the Recitals.

                  "PURCHASER INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 11.2.

                  "PURCHASER PRORATION AND INDEMNIFICATION ESCROW" shall have the meaning set forth in SECTION 3.1(B).

                  "PURCHASER'S EXPENSES" means all of Purchaser's reasonable, out-of-pocket expenses (together with supporting documentation for all such expenses), including attorney's and consultants' fees, incurred through the termination date in connection with the transactions contemplated in this Agreement.

                  "RECORDS" shall have the meaning set forth in SECTION 2.1(I).

                  "RELEASE" means any spill, discharge, leak, emission, escape, injection, dumping, or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to any governmental agency was or is, required, including without limitation any Release which is subject to CERCLA.

                  "REPRESENTATIVE" shall mean, with respect to a Person, any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of such Person.

                  "SALE APPROVAL ORDER" shall have the meaning set forth in
SECTION 3.2.

                  "SALE MOTION HEARING" shall mean the Bankruptcy Court hearing for the approval of the Sale Approval Order.

                  "SELLER" or "SELLERS" shall have the meaning set forth in the Recitals.

                  "SELLER INDEMNIFIED PARTY" shall have the meaning set forth in
SECTION 11.3.

                  "SELLER PRORATION AND INDEMNIFICATION ESCROW" shall have the meaning set forth in SECTION 3.1(B).

                  "SELLERS' COUNSEL" means the firm of Latham & Watkins, Chicago, Illinois.

                  "SURVIVAL PERIOD" shall have the meaning set forth in
SECTION 12.1.

                  "TARGETED CURE PAYMENTS" shall have the meaning set forth in
SECTION 2.3.

                  "TAX RETURN" shall mean any return, report, declaration, claim for refund, estimate, election, or information statement or return relating to any tax, including any schedule or attachment thereto, and any amendment thereof.

                  "THIRD-PARTY CLAIMS" shall have the meaning set forth in
SECTION 11.4.

                  "TITLE XI DEBT" shall mean the outstanding MARAD Title XI debt in respect of the American Queen as described on SCHEDULE 2.3.

                  "TRANSFER" shall mean any sale, transfer, conveyance, assignment, delivery or other disposition, and "Transfer" or "Transferred," used as a verb, shall each have a correlative meaning.

                  "UNION CONTRACT" means collectively (i) that certain Agreement between The Delta Queen Steamboat Co. and Seafarers International Union of North America, Atlantic, Gulf, Lakes and Inland Waters District AFL-CIO dated December 29, 1993 and effective January 1, 1994, as amended by that certain Memorandum of Understanding dated February 25, 1999; and (ii) that certain Agreement between The Delta Queen Steamboat Co. and American Maritime Officers dated August 19, 1999.

                  "VESSELS" means, collectively, (i) the Delta Queen paddlewheel riverboat, Official No. 225875 (the "Delta Queen"), (ii) the Mississippi Queen paddlewheel riverboat, Official No. 574200 (the "Mississippi Queen"), and (iii) the American Queen paddlewheel riverboat, Official No. 1030765 (the "American Queen"), together with their respective registries, logs (including maintenance logs), maintenance schedules, life safety, firefighting and abandon ship procedures, blueprints, correspondence with Governmental Authorities (including the United States Coast Guard), plans, mechanicals and other specifications, furniture, fixtures, engines, parts, inventory (including food, liquor and other consumable goods (the costs of which shall be subject to pro-ration as provided in SECTION 4.4)), fittings, decor (including artwork) and related property and tackle, whether on board or ashore, and all other appurtenances and including, in the case of the Mississippi Queen, the calliope.

         1.2 INTERPRETATION. In this Agreement, unless the context otherwise requires:

                  (a) the singular includes the plural and VICE VERSA;

                  (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

                  (c) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

                  (d) reference to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification or reenactment shall, to the maximum extent permitted by applicable law, not form part of this Agreement and be disregarded for purposes of construction and interpretation hereof;

                  (e) unless the context otherwise requires, references herein to any Section or Exhibit shall be deemed to refer to Sections and Exhibits of this Agreement;

                  (f) "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section hereof;

                  (g) "including" means including without limiting the generality of any description preceding such term; and

                  (h) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding."

                                  ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

         2.1 PURCHASE AND SALE OF ASSETS. Except for the Excluded Assets set forth in SECTION 2.2 below and subject to the terms and conditions of this Agreement, at and as of the Effective Time, Sellers shall Transfer to Purchaser, and Purchaser shall purchase and accept from Sellers, free and clear of all Liens, all of the Sellers' right, title and interest in and to all of the assets of Sellers presently or previously used in connection with the operation of the Business (the "ACQUIRED ASSETS"), including:

                  (a) the Vessels;

                  (b) the Acquired Leases;

                  (c) the reservation system and center located at the New Orleans Facility including without limitation, promotional material, furniture, fixtures, office equipment, computers and telecommunication systems, including, without limitation, hardware and software related thereto and telephone numbers;

                  (d) all furniture, fixtures, office equipment, computers and telecommunication equipment, located at the New Orleans Facility including hardware and software related thereto, and telephone numbers, used by the employees of Sellers in connection with the operation and management of the Business; PROVIDED, HOWEVER, that Purchaser and Sellers acknowledge that the computer equipment that is currently in storage and has not been used in the Business but which was relocated to the New Orleans Facility from the Westin, Florida offices of an Affiliate of Sellers does not belong to Sellers and is not included in the Acquired Assets;

                  (e) all Intellectual Property;

                  (f) the customer lists related to the Business, including lists of all past, present and prospective customers, sales and marketing materials, including artwork and collateral materials, trade show booths and related trade show materials, mailing lists, marketing lists, employee lists, and related information;

                  (g) all rights of Sellers under all Assigned Contracts and to the extent assignable, docking and mooring rights relating to the Vessels;

                  (h) to the extent assignable, all Permits relating to the Business (other than liquor licenses and other Permits that are not Transferable by Sellers) issued to Sellers by any Governmental Authority;

                  (i) all records (including any of such records held or produced by third parties for Sellers) relating to the Business or the Acquired Assets, including, all files, invoices, forms, designs, diagrams, drawings, data, records and any confidential or other business information which has been reduced to writing or other medium (including computer disk) (collectively, "RECORDS");

                  (j) all pending reservations, customer contracts for passage on the Vessels and charters of any of the Vessels and any and all other present and future charter or subcharter parties with respect to any or all of the Vessels (collectively "CHARTER AGREEMENTS");

                  (k) the Accounts Receivable (including any proceeds thereof), but only to the extent that such receivables relate to goods and services delivered after the Cut-off Date;

                  (l) all inventories, Consumable Inventory Items (costs of which shall be subject to pro-ration as provided in SECTION 4.4), goods and supplies held for sale or use in the Business (collectively, "INVENTORY");

                  (m) to the extent assignable, all insurance proceeds and insurance claims in favor of or on behalf of Sellers that relate to tangible property included in the Acquired Assets (but only to the extent that the Purchase Price has not been reduced by the amount of such proceeds or claims and not with regard to proceeds or claims to reimburse Sellers for damages incurred prior to the date hereof or amounts expended by Sellers in respect of the subject matter of such claims); and

                  (n) all other equipment, property, assets and rights that presently are or previously were used in the Business.

         2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, including SECTION 2.1 above, Sellers shall retain all of their right, title and interest in and to, and shall not Transfer to the Purchaser, the following (collectively, the "EXCLUDED ASSETS"):

                  (a) all causes of action, choses in action and rights of recovery and counterclaims or setoffs of the Sellers (other than to the extent any such cause of action, choses in action and rights of recovery and counterclaims and setoffs relate to damages actually suffered by, or claims brought against, Purchaser with respect to any of the Acquired Assets or the Business), including, without limitation, actions or claims of any Seller under 11 U.S.C. ss.ss. 510, 544, 545 and 547-553;

                  (b) any pension plan, profit sharing plan, or other plan or program providing benefits to current or former employees of any Seller;

                  (c) cash, cash equivalents and marketable securities, other than amounts received or receivable by any Seller (including amounts held in escrow or other restricted accounts which shall be subject to proration consistent with the provisions of SECTION 4.4) which relate to goods and services to be delivered after the Cut-off Date and shall therefore be paid to Purchaser;

                  (d) prepaid security deposits, including all rent security deposits held by the lessors under any Acquired Leases assumed and assigned in accordance with SECTION 2.3 hereof;

                  (e) retainers;

                  (f) insurance and workers' compensation premium refunds and tax refunds, whether or not applied for;

                  (g) insurance policies and all insurance claims and insurance proceeds not assigned pursuant to SECTION 2.1(M) above;

                  (h) setoff or recoupment rights not arising from or related to the Acquired Assets;

                  (i) residual proceeds generated by post-bankruptcy petition sales of assets to which any Seller or any Affiliate of any Seller is entitled to a portion thereof;

                  (j) copies of all business and financial records and other information (including computer files), relating to the conduct of the Business prior to the Closing Date, provided the originals will be conveyed to Purchaser, provided that Purchaser shall acquire, and Sellers shall not retain or obtain copies of customer lists, marketing materials and related information which provide Purchaser with a competitive advantage in the Business to be conducted after the Closing Date; PROVIDED, HOWEVER, that Sellers shall be able to retain any of the foregoing to the extent necessary for them in the administration of the Chapter 11 Cases;

                  (k) the lease to the premises at Two North Riverside Plaza, Chicago, Illinois, and all real property leases other than the New Orleans Lease to which any Seller or any Affiliate of any Seller is a party that are not designated as Acquired Leases to be assumed and assigned hereunder, and the fixtures at the premises covered thereby;

                  (l) the Accounts Receivable (other than those relating to goods and services delivered after the Cut-off Date) and all intercompany claims and receivables;

                  (m) any claims against Purchaser or any Affiliate of Purchaser arising under or in connection with this Agreement;

                  (n) goods that belong to sublessees, licensees or concessionaires of any Seller (or any Affiliate of any Seller);

                  (o) shares of capital stock, membership interests or other equity interests of any company, including subsidiaries of any Seller;

                  (p) the Other Vessels, together with all of their logs, registries, books and records, furniture, fixtures, engines, parts, inventory (including food, liquor and goods), fittings, decor, including artwork, and all rights and property related thereto;

                  (q) the registered trademarks for the names "Columbia Queen," "Cape Cod," "Cape Cod Light" and "Cape Cod May Light" and any other intellectual property exclusively related to the Other Vessels, including any trademarks, trade names, service marks, copyrights, patents, know-how and trade secrets;

                  (r) causes of action existing as of or after the Closing Date that relate to any of the foregoing Excluded Assets and claims and causes of action, to the extent they exist, that any Seller may have against any of its officers, directors, employees and/or agents;

                  (s) assets, properties, rights and interests disposed of by Sellers after the date of this Agreement and prior to the Closing Date for fair market retail value and in the ordinary and normal course of business and consistent with the representations, warranties, covenants, obligations and agreements set forth in this Agreement, including SECTION 7.2(a);

                  (t) Sellers' corporate minute books and stock transfer books;

                  (u) any assets not assignable by Sellers under Contract or applicable Law or the assignment of which would conflict with any confidentiality obligation of Sellers, and all defenses, claims, counter-claims, rights or offset and other Actions against any Person asserting or seeking to enforce any Liability against Sellers, to the extent such Liability is not assumed by Purchaser pursuant to this Agreement, under Contract or applicable Law;

                  (v) all Contracts which are not Assigned Contracts; and

                  (w) all Leases which are not Acquired Leases.

         2.3 ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, at and as of the Effective Time, the Purchaser shall assume and agree to pay, perform, discharge and satisfy when due only the following
Liabilities: (i) Liabilities under any of the Assigned Contracts, other than Cure Payments for which Seller is responsible as provided in this Agreement, which are assigned to Purchaser hereunder, (ii) the Assumed Operating Liabilities, (iii) obligations to honor tickets for future cruises on the Vessels which have been issued in accordance with the provisions of SECTION 5.1(K) and (iv) as partial consideration for the American Queen Assets, all Liabilities related to the outstanding Title XI Debt (collectively, the "ASSUMED LIABILITIES"). Purchaser's assumption of the Title XI Debt shall be on terms to be negotiated between Purchaser and MARAD. Sellers shall be solely responsible for the payment of any Cure Payments due under the Assigned Contracts up to an aggregate amount of $50,000. The estimated Cure Payments due under the Assigned Contracts are set forth on SCHEDULE 5.1(H) (the "TARGETED CURE PAYMENTS"). Notwithstanding the foregoing, in the event Purchaser elects to include any of Sellers' pension plans, the Oracle Contract, the Union Contract or any credit card contracts among the Assigned Contracts, Purchaser shall be solely responsible for all Cure Payments relating thereto. In the event that (A) on or before May 17, 2002, Sellers or Purchaser discover any Contract which Purchaser desires to have assigned to it and which should have been, but was not, listed on SCHEDULE 5.1(H) (an "Omitted Contract") or (B) any Targeted Cure Payments reflected on SCHEDULE 5.1(H) are less than the actual Cure Payments for any such Contract, then Purchaser shall provide prompt written notice thereof to Sellers with a request that Sellers make any or all Excess Cure Payments in respect thereof. Seller may in its sole discretion elect to make all or any portion of the Excess Cure Payments. In the event Sellers elect not to make all or any portion of such Excess Cure Payments, Sellers shall provide written notice thereof to Purchaser, and Purchaser may elect to either (x) pay the Excess Cure Payments, in which case, the affected Contract shall be assigned to and assumed by Purchaser, (y) remove such Contract from SCHEDULE 2.3 and not assume such Contract at Closing, or (z) terminate this Agreement pursuant to SECTION 10.1(I); PROVIDED, HOWEVER, if Purchaser fails to exercise such removal or termination right within the earlier to occur of (A) five (5) business days of Purchaser's receipt of Sellers' notice regarding its election not to pay the Excess Cure Payments, or (B) the Closing, Purchaser shall be deemed to have waived its removal or termination rights under this SECTION 2.3, as to that or those Contracts identified in Purchaser's notice to Sellers, except as provided in the next succeeding sentence. Subject to the preceding sentence and Purchaser's right to elect to assume any Omitted Contract, attached hereto as
SCHEDULE 2.3 is a written list of all Contracts to be designated as Assigned Contracts which list shall be final and binding upon Purchaser and Sellers. Notwithstanding any other provision of this Agreement, Sellers' obligations to pay Cure Payments shall not exceed $50,000 in the aggregate.

         2.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Purchaser shall not assume, and shall have no liability or obligation whatsoever at any time for any or all Liabilities of Sellers arising prior to, at or after the Effective Time from the operation of, or any act or omission occurring in respect of, the Business or the ownership of the Acquired Assets (collectively, the "EXCLUDED LIABILITIES"). Excluded Liabilities shall include (and without implication that Purchaser is assuming any Liability not expressly excluded below and, where applicable, without implication that any of the following would constitute Assumed Liabilities but for this provision), the following claims against and Liabilities of Sellers, which shall not be assumed or discharged by
Purchaser:

                  (a) any Liabilities of Sellers to any of Sellers' Affiliates;

                  (b) any Liabilities of Sellers for legal, accounting, audit and investment banking fees, brokerage commissions, and any other expenses incurred by Sellers in connection with the negotiation and preparation of this Agreement and the sale of the Acquired Assets to Purchaser;

                  (c) any Liability of Sellers for or related to indebtedness of Sellers to banks, financial institutions or any other Person with respect to borrowed money or otherwise;

                  (d) any Liabilities of Sellers under those Contracts and Permits which are not assigned to Purchaser pursuant to the provisions of this Agreement;

                  (e) any Liabilities of Sellers under collective bargaining agreements pertaining to employees of Sellers; any Liabilities of Sellers to pay severance benefits or other obligations to employees of Sellers whose employment is terminated prior to the Effective Time or in connection with or following the sale of the Acquired Assets pursuant to the provisions hereof; or any Liability of Sellers under any Federal or state law;

                  (f) any claims against or Liabilities of Sellers for injury to or death of natural persons or damage to or destruction of property arising out of events occurring prior to the Effective Time (including any worker's compensation claim) regardless of when said claim or Liability is asserted, including any claim or liability for consequential or punitive damages in connection with the foregoing;

                  (g) any Liabilities of Sellers for medical, dental, and disability (both long-term and short-term) benefits, whether insured or self-insured, accruing or based upon exposure to conditions, or aggravation of disabilities or conditions in existence, on or prior to the Effective Time or for claims incurred or disabilities commencing on or prior to the Effective Time, and any liability for the foregoing, regardless of when accrued and regardless of when any condition existed, which arises by virtue of an employment relationship at any time with Seller;

                  (h) any Liabilities of Sellers arising out of or in connection with any of Sellers' employee welfare and pension benefit (including profit sharing) plans or any withdrawal therefrom;

                  (i) any Liabilities of Sellers arising out of or in connection with any violation of a statute or governmental rule, regulation or directive;

                  (j) any Liabilities of Sellers with respect to, or relating to, any Environmental Laws or environmental matter; and

                  (k) without limitation by the specific enumeration of the foregoing, any Liabilities of Sellers not expressly assumed by Purchaser pursuant to the provisions of SECTION 2.3.

                                  ARTICLE III.
                                 PURCHASE PRICE

         3.1 PURCHASE PRICE. In full consideration for the Transfer of the Acquired Assets and the other undertakings of Sellers contained herein, Purchaser shall provide the following consideration to the Sellers ("PURCHASE PRICE") on the Closing Date:

                  (a) Purchaser shall assume the Assumed Liabilities.

                  (b) Purchaser will pay in cash at the Closing an amount equal to $33,588,490.60 minus the amount of the Deposit then held by the Escrow Agent pursuant to the Escrow Agreement (the "CLOSING PAYMENT"), of which (i) an amount equal to $750,000 shall be deposited in escrow with the Escrow Agent pursuant to the Escrow Agreement to be disbursed in accordance with SECTION 3.1(C) (such amount, the "CUSTOMER CLAIMANTS ESCROW"), (ii) $250,000 shall be deposited in escrow with the Escrow Agent pursuant to the Escrow Agreement to be disbursed in accordance with SECTION 3.1(D) (the "SELLER PRORATION AND INDEMNIFICATION ESCROW"), and (iii) the balance shall be paid directly to Sellers or their designee. At Closing, Purchaser will also pay in cash an amount equal to $250,000 to be deposited in escrow with the Escrow Agent pursuant to the Escrow Agreement to be disbursed in accordance with SECTION 3.1(E) (the "PURCHASER PRORATION AND INDEMNIFICATION ESCROW"). In addition, as partial consideration for the American Queen Assets, at Closing, Purchaser shall deliver a note payable to MARAD (in form and substance to be mutually agreed upon by Sellers, MARAD and Purchaser, the "MARAD NOTE") in the principal amount of $2,788,509.40 together with interest thereon accruing from the Closing Date at the rate of 2.3% per annum. Interest on the MARAD Note will be capitalized until August 23, 2003, and principal will be amortized thereafter in six equal semi-annual payments, plus accrued interest, over the subsequent three-year period.

                  (c) Pursuant to a plan of reorganization, or otherwise pursuant to a proposal approved by the Bankruptcy Court in the Sale Approval Order, Purchaser will provide Sellers with credit certificates (usable on a space available basis consistent with Sellers' past practices) for distribution to Sellers' customers (in a manner and to satisfy claims to be agreed upon by Purchaser, Sellers and the Committee) who have priority or administrative claims pursuant to Section 507(a)(6) of the Bankruptcy Code ("CUSTOMER CLAIMANTS"), for the purpose of obtaining a release of such valid claims from such Customer Claimants. It is agreed and understood that Purchaser, at its option, will have the right to provide credit certificates aimed at generating the release of up to an aggregate of $750,000 of such claims. Purchaser shall receive a Purchase Price refund of amounts deposited in the Customer Claimants Escrow on the basis of one dollar of refund (up to a maximum refund of $750,000) for each dollar of priority or administrative claim against Sellers released by a Customer Claimant pursuant to the terms of the plan of reorganization or other Bankruptcy Court approved proposal. In the event the Customer Claimants Escrow is not refunded in full to Purchaser on account of credit certificates applied to priority or administrative claims of Customer Claimants prior to the effective date of a plan of reorganization or liquidation for DQSC, but in no event before 180 days following the Closing Date, any remaining portion of the Customer Claimants Escrow, plus any interest thereon, shall be paid to the Sellers or their designee and Purchaser shall no longer be required to provide further credit certificates.

                  (d) The Seller Proration and Indemnification Escrow shall be held by the Escrow Agent and shall be administered pursuant to the terms of the Escrow Agreement, pending resolution of any claims by Purchaser for proration payments pursuant to SECTION 4.4 and for indemnification pursuant to ARTICLE XI. The Seller Proration and Indemnification Escrow shall terminate at 5:00 p.m. central time on the 120th day following the Closing Date and, upon such termination all funds remaining in the Seller Proration and Indemnification Escrow shall be paid to Sellers or their designee, except as otherwise provided in the Escrow Agreement. Notwithstanding the preceding sentence, on the 90th day following the Closing Date, the Sellers shall be entitled to receive out of the Seller Proration and Indemnification Escrow any amounts remaining therein at such time in excess of $125,000, if any, except as otherwise provided in the Escrow Agreement.

                  (e) The Purchaser Proration and Indemnification Escrow shall be held by the Escrow Agent and shall be administered pursuant to the terms of the Escrow Agreement, pending resolution of any claims by Sellers for proration payments pursuant to SECTION 4.4 and for indemnification pursuant to ARTICLE XI. The Purchaser Proration and Indemnification Escrow shall terminate at 5:00 p.m. central time on the 120th day following the Closing Date and, upon such termination all funds remaining in the Purchaser Proration and Indemnification Escrow shall be paid to Purchasers or its designee, except as otherwise provided in the Escrow Agreement. Notwithstanding the preceding sentence, on the 90th day following the Closing Date, the Purchaser shall be entitled to receive out of the Purchaser Proration and Indemnification Escrow any amounts remaining therein at such time in excess of $125,000, if any, except as otherwise provided in the Escrow Agreement.

         3.2 SALE APPROVAL ORDER. Sellers and Purchaser shall work together in good faith to promptly obtain a mutually agreeable signed order approving this sale transaction pursuant to 11 U.S.C. ss.ss. 363(b) and (f), which shall contain the following findings of fact and conclusions of law (the "SALE APPROVAL ORDER"):

                  (a) Sellers are authorized to proceed with this sale transaction pursuant to 11 U.S.C.ss.ss.363(b) and (f) and transfer good and marketable title in the Acquired Assets to Purchaser free and clear of any and all Liens other than the MARAD Liens;

                  (b) Any objections timely filed with respect to this sale transaction, which have not been withdrawn, are without merit or the interests of such objections have been otherwise satisfied or adequately provided for by the Bankruptcy Court;

                  (c) [intentionally omitted];

                  (d) The Purchase Price represents fair value for the assets being sold;

                  (e) The sale is in the best interests of Sellers' estate and their creditors;

                  (f) Purchaser is a good faith purchaser as defined in Section 363(m) of the Bankruptcy Code and is entitled to all protections afforded thereby;

                  (g) The Bankruptcy Court shall retain jurisdiction for the purpose of enforcing the provisions of the Sale Approval Order and resolving any disputes related thereto;

                  (h) There are no brokers involved in consummating this transaction and no brokers' commissions are due, other than the fees payable by Sellers or any third parties to American Marine Advisors and Chanin Capital Partners;

                  (i) Sellers and Purchaser and MARAD shall be authorized to close this transaction immediately upon execution of the Sale Approval Order pursuant to Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d);

                  (j) Authorization pursuant to Section 365 of the Bankruptcy Code for Sellers' assumption and assignment to Purchaser of the Assigned Contracts; and

                  (k) The retention of jurisdiction by the Bankruptcy Court to resolve any and all disputes that may arise under this Agreement as between Sellers and Purchaser, and further to hear and determine any and all disputes between Sellers and/or Purchaser, as the case may be, and any non-Seller party to, among other things, any Assigned Contract concerning, INTER ALIA, Sellers' assumption and assignment thereof to Purchaser under this Agreement.

         3.3 DEPOSIT. As of the date hereof, Purchaser has delivered to Sellers' Counsel an earnest money deposit (together with any interest accrued thereon, the "DEPOSIT") in the amount of $900,000 to be held in accordance with the terms of this Agreement and, following execution thereof, the Escrow Agreement, and applied to the Purchase Price at Closing. In the event of termination, the Deposit shall be applied under the conditions specified in SECTION 10.2.

         3.4 ALLOCATION OF THE PURCHASE PRICE. No later than sixty (60) days following the Closing Date, Purchaser will submit to Sellers its allocation of the total Purchase Price amongst the Acquired Assets subject to the approval of Sellers, which approval shall not be unreasonably withheld, and pursuant to
Section 1060 of the Revenue Code and the regulations thereunder (the "ALLOCATION"). Purchaser and Sellers agree to use such Allocation in filing all required forms under Section 1060 of the Revenue Code and not take any position inconsistent with such Allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation. The Allocation shall not prejudice any third party's rights and shall not be binding on any distributions to be made by Sellers under a Chapter 11 plan of reorganization.

         3.5 APPEAL. If any appeal seeking to enjoin or stay consummation of the transaction contemplated by this Agreement ("APPEAL") is pending, Purchaser shall, during the two business days following the close of business on the fifteenth (15th) day following Purchaser's receipt of written notice from Sellers of the filing of the Appeal (or if such day is a weekend or holiday, the immediately following business day), have the option of keeping this Agreement in place (in which case Purchaser may elect to close its purchase of the Acquired Assets as contemplated herein notwithstanding such Appeal) or terminating this Agreement with a return of the Deposit plus any accrued interest; provided however that, without limiting any right Purchaser may have under this Agreement, Purchaser will use its best efforts to close the transaction immediately if no stay is then in effect and Purchaser can, in good faith, do so without undertaking any incremental risk or liability. If Purchaser properly elects to terminate due to a pending Appeal, the Deposit (including any accrued interest) shall be immediately payable to Purchaser.

                                  ARTICLE IV.
                                     CLOSING

         4.1 TIME AND PLACE OF CLOSING. As used in this Agreement, "CLOSING" shall mean the time at which the transactions contemplated hereby are consummated, including the Transfer of the Acquired Assets to Purchaser, the payment by Purchaser of the Purchase Price (including Purchaser's assumption of the Assumed Liabilities). In the absence of the prior termination of this Agreement in accordance with ARTICLE X, the Closing shall take place at a mutually agreeable location at 10:00 a.m. Chicago time on the later to occur of
(a) the eleventh (11th) day after entry by the Bankruptcy Court of the Sale Approval Order and (b) the second (2nd) business day after the satisfaction (or waiver) of all conditions set forth in ARTICLE VI, unless the Purchaser, Sellers and Committee agree otherwise (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Purchaser may, in its discretion, (i) accelerate the Closing Date to such date after the issuance of the Sale Approval Order as it shall determine in its sole discretion, or (ii) extend the Closing Date as provided for in SECTION 3.5 hereof. Purchaser and Sellers shall each endeavor in good faith to close the transactions contemplated hereby as soon as reasonably practical following the issuance of the Sale Approval Order. The Closing shall be deemed effective, and title and risk of loss to the Acquired Assets shall transfer to Purchaser, as of the Effective Time.

         4.2 PAYMENT OF PURCHASE PRICE; DELIVERIES. At the Closing, Purchaser shall pay and deliver, or cause to be paid or delivered, the Purchase Price in accordance with SECTION 3.1, and the parties hereto shall deliver such documents as required by SECTIONS 4.7 and 4.8.

         4.3 [intentionally omitted]

         4.4 PRORATIONS.

                  (a) PRE CLOSING DATE EXPENSES. Purchaser shall reimburse Sellers for (i) the actual expense of operating the Vessels to provide scheduled cruises for fare paying passengers and (ii) the actual expense of shore-based operations of the Business (excluding expenses associated with the administration of the Chapter 11 Cases), in each case for the period commencing on the Cut-off Date and ending on the Closing Date (the amount determined to be due in respect of such items (which shall exclude any item for which reimbursement is being made pursuant to SECTION 4.4(B) or (C) below) is hereafter referred to as the "PRE CLOSING DATE OPERATING EXPENSES"). The parties agree that no amount shall be due pursuant to this SECTION 4.4(A) unless the Cut-off Date precedes the Closing Date.

                  (b) PREPAID EXPENSES. Prepaid rent, prepaid advertising (meaning the amount paid in respect of advertising to run after the Closing
Date), prepaid real and personal property taxes and other items of prepaid expense under the Assigned Contracts (collectively, the "PREPAID EXPENSES"), shall be prorated as of the Closing Date and Purchaser shall reimburse Sellers for such Prepaid Expenses.

                  (c) CONSUMABLE INVENTORY ITEMS. Purchaser shall pay Sellers for (i) the cost of Consumable Inventory Items which were purchased by Sellers after October 22, 2001 and which are transferred to Purchaser for use in connection with the operation of Vessel cruises after the Closing Date ("CONSUMABLE INVENTORY COST") and (ii) the sum of $15,000 for the pre-October 22, 2001 Consumable Inventory Items. Notwithstanding any other provision of this Agreement, no Consumable Inventory Items shall be transferred hereunder in violation of applicable law.

                  (d) DETERMINATION AND PAYMENT. Not less than three (3) days prior to the Closing Date, the Sellers shall provide to the Purchaser an estimate, together with reasonable detail in support thereof, of the amounts due by Purchaser to Sellers in respect of the Pre Closing Date Operating Expenses, Prepaid Expenses and Consumable Inventory Cost (collectively the "PRORATABLE EXPENSES"). The parties shall work in good faith to agree upon the estimate (the final agreed upon amount to be referred to as the "ESTIMATE"). At the Closing, the Purchaser will compensate Sellers for its share of the Proratable Expenses by cash; provided, however, that Purchaser may, in its discretion, elect to satisfy some or all of this obligation by assuming specifically identified liabilities relating to or arising from the Proratable Expenses.

                  (e) RECONCILIATION. Not later than the sixtieth (60th) day following the Closing Date, Sellers and Purchaser shall reconcile the Estimate with the amount actually determined to be due by Purchaser to Sellers in respect of the Proratable Expenses. If the amount of the Proratable Expenses finally determined to be due by Purchaser to Sellers exceeds the amount heretofore paid pursuant to SECTION 4.4(D) above, the Purchaser shall be responsible for the excess, which shall be promptly paid by Purchaser to Sellers in cash. If the amount of the Proratable Expenses finally determined to be due by Purchaser to Sellers is less than the amount heretofore paid pursuant to SECTION 4.4(D) above, the Sellers shall reimburse the Purchaser for the excess, which shall be promptly paid by Sellers to Purchaser in cash. If parties are unable to agree upon the final determination by the ninetieth (90th) following the Closing Date, such matter shall be submitted to the Court having jurisdiction over the matter which shall make a final determination of the amount, if any, due by one party to the other.

         4.5 SALES, USE AND OTHER TAXES. If payable under ss. 1146(c) of the Bankruptcy Code, Sellers, on the one hand, and Purchaser, on the other hand, shall each be responsible for the timely payment of one-half of any sales, use, purchase, transfer, fixed asset, stamp, documentary stamp, use or other taxes which may be payable by reason of the sale of the Acquired Assets under this Agreement for the transactions contemplated herein any and all claims, charges, interest or penalties assessed, imposed or asserted in relation to any such taxes.

         4.6 POSSESSION. Right to possession of the Acquired Assets and the Acquired Leases shall transfer to Purchaser on the Closing Date. Sellers shall transfer and deliver to Purchaser on the Closing Date such keys, lock and safe combinations and other similar items as Purchaser shall require to obtain immediate and full occupation and control of the Acquired Assets and Acquired Leases, and shall also make available to Purchaser all Records or other documents that are required to be transferred to Purchaser by this Agreement. If Purchaser requests that any Acquired Assets or Records be delivered to Purchaser at a location other than where such items are located at the Effective Time, then Purchaser shall bear the risk of loss of such items, and all costs and expenses related to the transportation or shipping thereof, to the requested place of delivery.

         4.7 DOCUMENTS TO BE DELIVERED BY SELLERS. At the Closing, Sellers shall deliver to Purchaser:

                  (a) the Bill of Sale duly executed by Sellers;

                  (b) such other bills of sale, assignments, instruments of transfer and such other agreements and undertakings, in form and substance reasonably satisfactory to Purchaser, as shall be necessary to convey the Acquired Assets and Assigned Contracts to Purchaser as shall be reasonably requested by Purchaser or its counsel;

                  (c) Any and all documents required to Transfer the Vessels to, and to vest good, marketable and exclusive title thereto in, Purchaser, free and clear of any and all Liens (except in the case of the American Queen Assets, which are being Transferred subject to the MARAD Liens);

                  (d) the Non-Compete Agreement duly executed by Sellers;

                  (e) the Escrow Agreement;

                  (f) the Sale Approval Order duly entered by the Bankruptcy Court; and

                  (g) a management agreement between certain Sellers and Purchaser in a form agreeable to the parties pursuant to which Sellers shall manage for the benefit of Purchaser all liquor sales activities, and such other activities for which a license or permit is required to operate the Business consistent with Sellers' past practices, but for which a license or permit may not be transferred by Sellers to Purchaser ("MANAGEMENT AGREEMENT").

         4.8 DOCUMENTS TO BE DELIVERED BY PURCHASER. At the Closing, Purchaser shall deliver, or cause to be delivered, to Sellers and, with respect to the items set forth in SECTION 4.8(F), MARAD and the Indenture Trustee:

                  (a) Evidence of Purchaser's U.S. citizenship in recordable form (MARAD Form MA-899);

                  (b) the Purchase Price in accordance with SECTION 3.1 hereof;

                  (c) the Non-Compete Agreement duly executed by Purchaser;

                  (d) the Management Agreement;

                  (e) the Escrow Agreement;

                  (f) the documents set forth on SCHEDULE 4.8(F) which shall be delivered by Purchaser to MARAD and the Indenture Trustee at the Closing; and

                  (g) such other agreements, undertakings and instruments of assumption, in form and substance reasonably satisfactory to Sellers, as shall be necessary to cause the Assumed Liabilities to be binding on Purchaser and such other documents or certificates as shall be reasonably requested by Sellers or their counsel.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to SECTION 5.3, Sellers jointly and severally represent and warrant to Purchaser as follows:

                  (a) ORGANIZATION. Sellers are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and, except as affected by the pendency of the Chapter 11 Cases, have the requisite power and authority to own, operate and lease their properties and assets and to conduct the Business as they are now being owned, operated, leased and conducted. Sellers are duly qualified or licensed to do business as a foreign person and are each in good standing in each jurisdiction in which the conduct of the Business requires them to be so qualified, except where the failure to have such power or authority, or to be duly qualified or licensed to do business, would not reasonably be expected to have a Material Adverse Effect. Other than DQSC, all Sellers are direct or indirect wholly-owned subsidiaries of DQSC.

                  (b) POWER AND AUTHORITY. Subject to Bankruptcy Court approval,
(i) Sellers have the requisite power and authority to execute and deliver this Agreement and the other Acquisition Documents to which they are a party and, subject to Bankruptcy Court approval, perform their obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, (ii) the execution and delivery by Sellers of this Agreement and the other Acquisition Documents to which they are a party, the performance of their obligations hereunder and thereunder and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and limited liability company actions on the part of Sellers, and (iii) this Agreement constitutes, and each other Acquisition Document to which Sellers are a party will constitute upon the mutual execution and delivery thereof, the legal, valid and binding obligation of Sellers, enforceable against them in accordance with its terms.

                  (c) NO VIOLATION. Neither the execution and delivery by Sellers of this Agreement or any of the other Acquisition Documents to which they are parties, the performance by them of their obligations hereunder or thereunder, nor the consummation by them of the transactions contemplated hereby or thereby, will (i) contravene any provision of the organizational documents of Sellers; (ii) with or without the giving of notice or the lapse of time or both, violate, be in conflict with, constitute a default under, permit the termination of, constitute a breach of, create a Liability or loss of a benefit under, any Assigned Contract or by which they or any of the Acquired Assets are bound, other than such violations, conflicts, defaults, terminations, accelerations, breaches, Liabilities or loss of benefits which will be cured prior to or concurrently with the Closing; or
(iii) violate or conflict with any Law or any judgment, decree or order of any Governmental Authority to which Sellers are subject or by which they or any of the Acquired Assets are bound.

                  (d) APPROVALS. Except as set forth on SCHEDULE 5.1(D), and under the HSR Act, no Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to Sellers in connection with the execution or delivery by them of this Agreement and the other Acquisition Documents, the performance by them of their obligations hereunder or thereunder or the consummation by them of the transactions contemplated hereby or thereby; provided that SCHEDULE 5.1(D) does not identify any consent, waiver, authorization or approval that would have been required to be set forth on such Schedule absent the application of sections 363 or 365 of the Bankruptcy Code.

                  (e) TITLE TO PROPERTY. Subject to the effect of the Bankruptcy Code, Sellers have good and marketable title to, or a valid leasehold interest in, all of the Acquired Assets free and clear of any and all Liens. To Sellers' knowledge, no Person has contested, or threatened to contest, Sellers' title to, or leasehold interest in, any of the Acquired Assets. Upon the Closing and transfer to Purchaser of the Acquired Assets, Purchaser shall receive good and marketable title to, or a valid leasehold interest in, all of the Acquired Assets free and clear of any and all Liens.

                  (f) BROKER'S OR FINDER'S FEES. Except for Chanin Capital Partners and American Marine Advisors, whose fees and expenses shall be payable or reimbursable by Sellers or third parties (but specifically excluding Purchaser) as provided for in the engagement letter with Chanin Capital Partners and American Marine Advisors, Sellers have not authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents.

                  (g) VESSELS. Each of the Vessels is duly documented under the laws and flag of the United States of America. Sellers lawfully own and are lawfully possessed of each of the Vessels, free from any commitment to make any of the Vessels available for charter, sale or use by any governmental entity. The delivery to Purchaser of the instruments of transfer of ownership of the Vessels contemplated by SECTION 4.7(C) will vest good, marketable and exclusive title to the Vessels in Purchaser, free and clear of any and all Liens. Sellers have made available to Purchaser true and complete operation and repair logs with respect to the Vessels.

                  (h) MATERIAL CONTRACTS. To Sellers' knowledge, SCHEDULE 5.1(H) correctly and completely lists all Permits and material (i.e., having an aggregate remaining obligation of greater than $5,000) Contracts to which Sellers are a party and which relate to the conduct of the Business. Except as otherwise noted on SCHEDULE 5.1(H), to Sellers' knowledge all Contracts are in full force and binding upon the parties thereto. To Sellers' knowledge, no default by the other contracting parties has occurred under the Contracts and no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by the other contracting parties thereunder.

                  (i) NO LITIGATION, ETC. Except for actions commenced in or prior to the Chapter 11 Cases, to Sellers' knowledge, there is no claim, action, suit, litigation or proceeding of any nature (including any governmental, administrative or other investigation) pending or threatened against or affecting the Acquired Assets that would materially and adversely affect the Acquired Assets, Sellers' ownership and operation thereof or the Business in any court or before any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality.

                  (j) ENVIRONMENTAL MATTERS.

                           (i) To Sellers' knowledge, Sellers and their assets
and business (including the Acquired Assets and the Business) are in material compliance with all Environmental Laws and there are no Environmental Permits required for the operation of the Business.

                           (ii) To Sellers' knowledge, there has been no
storage, treatment, generation, transportation or Release (as defined below) of any Hazardous Materials (as defined below) by Sellers or their predecessors in interest, or by any other person or entity for which Sellers are or may be held responsible, at any Facility (as defined below) or any Offsite Facility (as defined below) in violation of, or which could give rise to any obligation on the part of Purchaser under, Environmental Laws.

                  (k) TICKETS FOR FUTURE CRUISES. All tickets which have been issued for future cruises on the Vessels have been paid for in cash in full by payment into either an escrow account or restricted credit card account for the benefit of Sellers which amounts will be transferred to Purchaser as part of the Accounts Receivable. Sellers have not issued or agreed to issue any tickets for any future cruises on the Vessels pursuant to any agreement whereby the purchaser thereof is not required to pay for the ticket in cash in full delivery of the purchase price thereof into either an escrow account or restricted credit card account for Sellers' benefit prior to using or redeeming said ticket.

                  (l) "AS IS" TRANSACTION. Purchaser hereby acknowledges and agrees that, except as otherwise expressly provided in this Agreement or the Acquisition Documents, Sellers make no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Business or the Acquired Assets (including income to be derived or expenses to be incurred in connection with the Acquired Assets, the physical condition of any personal property comprising a part of the Acquired Assets or which is the subject of any Assigned Contract to be assumed by Purchaser at the Closing, the environmental condition or other matter relating to the physical condition of any real property or improvements which are the subject of any Acquired Lease to be assumed by Purchaser at the Closing, the zoning of any such real property or improvements, the value or transferability of the Acquired Assets (or any portion thereof), the terms, amount, validity or enforceability of any Assumed Liabilities, the title of the Acquired Assets (or any portion thereof), the merchantability or fitness of the Acquired Assets (or any portion thereof) for any particular purpose, or any other matter or thing relating to the Business or the Acquired Assets (or any portion thereof)). Without in any way limiting the foregoing, Sellers hereby disclaim any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Acquired Assets. Purchaser further acknowledges that Purchaser has conducted an independent inspection and investigation of the physical condition of the Acquired Assets and all such other matters relating to or affecting the Acquired Assets as Purchaser deemed necessary or appropriate and that in proceeding with its acquisition of the Acquired Assets, Purchaser is, except as otherwise provided herein, doing so based solely upon such independent inspections and investigations. Accordingly, except only for such surviving representations, Purchaser will accept the Acquired Assets at the Closing "AS IS, WHERE IS," and "WITH ALL FAULTS."

                  (m) PERMITS. To Sellers' knowledge, Sellers have all Permits necessary for their operation of the Business or their ownership of the Acquired Assets. No Seller is in default with respect to any such Permit.

                  (n) NEW ORLEANS FACILITY. To Sellers' knowledge, none of the improvements comprising the New Orleans Facility, or the businesses conducted by Sellers thereon, are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easements, nor have Sellers received any notice from any party that the party intends to condemn, take or close the New Orleans Facility or otherwise restrict Sellers' access thereto. To Sellers' knowledge, Sellers have paid all bills and invoices that are due for labor and material of any kind delivered after October 22, 2001, owed by Seller which could result in the imposition of a Lien on the New Orleans Facility.

                  (o) SUFFICIENCY OF ASSETS. To Sellers' knowledge, the Acquired Assets constitute all of the material assets and rights presently or previously used by Sellers to conduct the Business and no party other than the Sellers have any right, title or interest in the Acquired Assets.

                  (p) KNOWLEDGE. As used herein, references to "Sellers' knowledge" or similar words shall mean the actual knowledge of Jordan Allen, Phil Calian, Nicholas Davison, Tom Carman, Craig Keller and David Simmons.

         5.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Sellers as follows:

                  (a) ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted. Purchaser is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except where the failure to be duly qualified or licensed would not reasonably be expected to have a material adverse effect on Purchaser or Purchaser's ability to consummate the transactions contemplated hereby.

                  (b) POWER AND AUTHORITY. Purchaser has the requisite power and authority to execute and deliver this Agreement and the other Acquisition Documents to which it is a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Purchaser. This Agreement constitutes and each other Acquisition Document to which Purchaser is a party will constitute upon the mutual execution and delivery thereof, the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

                  (c) NO VIOLATION. Neither the execution and delivery by Purchaser of this Agreement or any of the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) contravene any provision of the organizational documents of Purchaser;
(ii) with or without the giving of notice or the lapse of time or both, violate, be in conflict with, constitute a default under, permit the termination of, constitute a breach of, create a Liability or loss of a benefit under, any contract to which it is a party or by which it or any of its assets or properties are bound, other than such violations, conflicts, defaults, terminations, accelerations, breaches, Liabilities or loss of benefits which will be cured prior to or concurrently with the Closing; (iii) result in the creation or imposition of any Lien upon any of the properties or assets of Purchaser, or (iv) violate or conflict with any Law or any judgment, decree or order of any Governmental Authority to which Purchaser is subject or by which it or any of its assets or properties are bound.

                  (d) CITIZENSHIP. Purchaser is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, for purposes of engaging in the coastwise trades of the United States.

                  (e) APPROVALS. Except as set forth on SCHEDULE 5.2(E), and under the HSR Act, no Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to Purchaser in connection with the execution or delivery by it of this Agreement and the other Acquisition Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.

                  (f) [intentionally omitted]

                  (g) AVAILABILITY OF FUNDS, ETC. At and following the Closing, Purchaser will have available funds sufficient to allow it to pay its obligations pursuant to ARTICLE III at the times and in the manner set forth in this Agreement. In furtherance and not in limitation of the foregoing, Purchaser hereby represents, covenants and agrees that as of the date hereof and through the Closing Date it has and will maintain commitments for cash of at least $50,000,000 (free and clear of any liens or restrictions other than the conditions to Closing herein contained and not revocable by any third party provider of such commitments) and such funds or the applicable portion thereof will be available (free and clear of any liens or restrictions other than the conditions to Closing contained herein) to pay the Purchase Price on the Closing Date and to fund up to $10,000,000 of working capital to operate the Business following the Closing. Purchaser acknowledges and agrees that Sellers are relying on the foregoing representation and covenant in connection with their execution of this Agreement.

                  (h) BROKER'S OR FINDER'S FEES. Neither Purchaser nor any of its Affiliates has authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents, except where any fee or payment due such persons would be solely the obligation of Purchaser or its Affiliates.

         5.3 AMERICAN QUEEN. Notwithstanding anything in SECTION 5.1 to the contrary, with regard to the American Queen Assets, Sellers jointly and severally represent and warrant to Purchaser only that at the Closing, Purchaser shall receive good and marketable title to the American Queen Assets subject only to the MARAD Liens. "AMERICAN QUEEN ASSETS" means the American Queen together with its registry, logs (including maintenance logs), maintenance schedules, life safety, firefighting and abandon ship procedures, blueprints, correspondence with Governmental Authorities (including the United States Coast Guard), plans, mechanicals and other specifications, furniture, fixtures, engines, parts, inventory (including food, liquor and other consumable goods), fittings, decor (including artwork) and related property and tackle, whether on board or ashore, and all other appurtenances, and includes all Intellectual Property related to the American Queen. In furtherance and not in limitation of the foregoing, the references in SECTION 5.1 to the "Vessels" and the "Business" do not include the American Queen Assets. Purchaser hereby acknowledges and agrees that, except as otherwise expressly provided in this Agreement or the Acquisition Documents, Sellers make no representations or warranties whatsoever, express or implied, with respect to any matter relating to the American Queen Assets. Without in any way limiting the foregoing, Sellers hereby disclaim any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the American Queen Assets. Purchaser further acknowledges that Purchaser has conducted an independent inspection and investigation of the physical condition of the American Queen Assets and all such other matters relating to or affecting the American Queen Assets as Purchaser deemed necessary or appropriate and that in proceeding with its acquisition of the American Queen Assets, Purchaser is, except as otherwise provided herein, doing so based solely upon such independent inspections and investigations. Accordingly, except only for the representations set forth in the first sentence of this SECTION 5.3, Purchaser will accept the American Queen Assets at the Closing "AS IS, WHERE IS," and "WITH ALL FAULTS."

                                  ARTICLE VI.
                              CONDITIONS TO CLOSING

         6.1 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser, in whole or in part, in its sole discretion:

                  (a) [intentionally omitted]

                  (b) PENDING APPEAL. No stay pending Appeal shall be in place in respect of which the appellant shall not have deposited or posted a bond in an amount equal to the then aggregate purchase price, plus applicable damages, pending the outcome of the Appeal.

                  (c) ENTRY AND FINALITY OF SALE APPROVAL ORDER. The Sale Approval Order shall have been entered by the Bankruptcy Court and shall have become a Final Order, unless the finality of the Sale Approval Order is waived by Purchaser in Purchaser's sole discretion subject to Purchaser's undertaking in SECTION 4.1.

                  (d) APPROVAL OF BOARD OF DIRECTORS OR THE MANAGERS OF SELLERS. The board of directors of each Seller that is a corporation and the manager, board of managers or members (as appropriate) of each Seller that is a limited liability company shall have adopted resolutions authorizing and approving the consummation of the transactions contemplated in this Agreement and the other Acquisition Documents.

                  (e) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Sellers made in SECTIONS 5.1 AND 5.3, shall be true and correct in all material respects both on the date hereof and as of the Closing Date as though made again at such time, except for representations and warranties that speak as of a specific date or time which need only be true and correct as of such date or time.

                  (f) COVENANTS. Sellers shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by them, at or prior to the Closing Date.

                  (g) MATERIAL ADVERSE CHANGE. Since the date hereof and prior to the Closing Date there shall have been no occurrence of a condition or event which resulted in, or discovery of a condition or occurrence of any event which would result in a Material Adverse Change; PROVIDED, HOWEVER, that if the fact or facts giving rise to a Material Adverse Change (the "ADVERSE DEVELOPMENT") does not directly affect the Acquired Assets, the Purchaser nonetheless shall not be required to close the transactions contemplated by this Agreement if the Adverse Development would materially and adversely affect Purchaser's intended investment.

                  (h) NO INJUNCTION. Without limiting the rights or obligations of the parties set forth in SECTION 3.5 hereof, no suit, proceeding or investigation shall have been commenced or threatened by any Governmental Authority on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

                  (i) OTHER DOCUMENTS. Sellers shall have delivered the documents required by SECTION 4.7.

                  (j) CONSENTS, PERMITS AND LICENSES. Purchaser shall have received all requisite consents from third parties which are necessary (notwithstanding the entry of the Sale Approval Order), including all consents (or expirations or terminations of applicable waiting periods) required under the HSR Act, for the Transfer of the Acquired Assets to Purchaser hereunder or alternate arrangements have been made with respect to such consents, or Purchaser shall have received in its own name all Assigned Contracts and Permits necessary to operate the Business as reasonably acceptable to Purchaser.

                  (k) TITLE XI DEBT. The documents evidencing the assumption of the Title XI Debt shall have been executed in form and substance satisfactory to Purchaser.

         6.2 CONDITIONS TO SELLERS' OBLIGATIONS. The Obligations of Sellers to consummate the transactions provided for by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Sellers, in whole or in part, in their sole discretion:

                  (a) ENTRY OF SALE APPROVAL ORDER. The Sale Approval Order shall have been signed by the Bankruptcy Court and shall not have been stayed. If an Appeal of the Sale Approval Order is filed and Purchaser elects in its sole discretion to waive the condition to Closing that the Sale Approval Order shall be a Final Order, then Sellers shall be obligated to proceed with Closing notwithstanding the pendency of any such Appeal, unless the Sale Approval Order is stayed.

                  (b) [intentionally omitted]

                  (c) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser made in SECTION 5.2 of this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing Date as though made again at such time.

                  (d) COVENANTS. Purchaser shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it, on or prior to the Closing Date.

                  (e) NO INJUNCTION. Without limiting the rights or obligations of the parties set forth in SECTION 3.5 hereof, no suit, proceeding or investigation shall have been commenced or threatened by any Governmental Authority on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

                  (f) CONSENTS. Sellers shall have received all requisite consents from third parties, including all consents (or expirations or terminations of applicable waiting periods) required under the HSR Act, which are necessary (notwithstanding the entry of the Sale Approval Order) for the Transfer of the Acquired Assets to Purchaser hereunder.

                  (g) TITLE XI DEBT. The documents evidencing the assumption of the Title XI Debt shall have been executed in form and substance satisfactory to MARAD and the Indenture Trustee.

                  (h) OTHER DOCUMENTS. Purchaser shall have delivered the documents required by SECTION 4.8.

                                  ARTICLE VII.
                               COVENANTS OF SELLER

                  Sellers hereby agree and covenant that:

         7.1 ACCESS. Sellers shall afford Purchaser and its employees, auditors, legal counsel and other authorized Representatives all reasonable opportunity to inspect, investigate, and audit the Acquired Assets and the Business prior to the Closing and to interview their officers, employees, vendors and key customers. Purchaser shall conduct this inspection, investigation, and audit in a reasonable manner, upon reasonable advance notice, during regular business hours. The right of inspection includes the right to make copies at Purchaser's expense. Except as set forth herein, Purchaser shall be responsible for the costs incurred by it in this due diligence review, which shall be included in the Purchaser's Expenses.

         7.2 CONDUCT OF BUSINESS. During the period from the date hereof through the Closing Date, Sellers shall operate the Business as currently conducted and as permitted by and subject to the Chapter 11 Cases. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, during the period from the date hereof through the Closing Date, Sellers shall not, without the prior written consent of Purchaser:

                  (a) SALE OF ASSETS. Sell, transfer, license or otherwise dispose of or agree to sell, transfer, license or otherwise dispose of any Acquired Assets, including any Intellectual Property included in the Acquired Assets, except Inventory utilized in the ordinary and normal course of operating the Business and consistent with the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and except for any such sale, transfer, license or disposition that is not, individually or in the aggregate, material;

                  (b) COMMITMENTS. Enter into any other agreements, commitments, contracts or undertakings that would be binding on Purchaser following the Closing, except agreements, commitments, contracts or understandings made within the ordinary and normal course of business consistent with the representations and warranties of Sellers contained in this Agreement;

                  (c) LEASES; CONTRACTS. Reject under section 365 of the Bankruptcy Code, waive or release any of its rights under, amend or otherwise modify any Assigned Contracts to which it is a party, except for any such rejections, waivers, amendments or modifications that are approved in writing by Purchaser; or

                  (d) ENCUMBRANCES. Encumber or grant or create a Lien on any of the Acquired Assets, except for any such Liens that will be released prior to Closing.

         7.3 DEFERRED MAINTENANCE AND CAPITAL IMPROVEMENTS. Notwithstanding the foregoing, as described more fully on EXHIBIT D hereto, Sellers shall commence and complete, at Sellers' expense, the deferred maintenance and capital improvements and other activities necessary to launch a cruise of the Mississippi Queen paddlewheel riverboat in May, 2002, including obtaining a Certificate of Inspection from the U.S. Coast Guard. In the event such maintenance, improvements and other costs which were planned and/or scheduled and are appropriate in light of the Mississippi Queen's needs are not completed by the Closing Date,

Purchaser shall receive a credit against the Purchase Price for the costs of completing such maintenance and improvements.

         7.4 CLOSING. Sellers hereby agree and covenant that they shall use their best efforts to cause the conditions set forth in SECTION 6.1 to be satisfied by the Closing Date; provided, however, that Sellers shall not be required to make any payment to any third parties (other than any Cure Payments required to be made by them pursuant to SECTION 2.3 and any other payments required to be made by Seller pursuant to this Agreement) in order to Transfer the Acquired Assets.

         7.5 FURTHER ASSURANCES; CUSTOMER AND SUPPLIER RELATIONSHIPS. Simultaneous with the Closing, Sellers will take such steps as may be necessary to put Purchaser in actual possession and operating control of the Acquired Assets and the Business. At or after the Closing, Sellers shall, at the reasonable request of Purchaser (and provided such action does not require Sellers to incur any material out-of-pocket expenses), without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Purchaser such assignments, bills of sale, consents and other instruments in addition to those required by this Agreement, in form and substance reasonably satisfactory to Purchaser, and make all such other actions as Purchaser may reasonably deem necessary or desirable to implement any provision of this Agreement and to more effectively transfer to and vest in Purchaser, and to put Purchaser in possession of, all of the Acquired Assets, free and clear of any and all Liens. Sellers shall cooperate reasonably with Purchaser in Purchaser's efforts to assume or renegotiate any of the Assigned Contracts.

         7.6 ASSIGNED CONTRACTS. From the date hereof through the Closing Date, Sellers shall: (a) use their respective best efforts to identify all material Contracts (i.e., having an aggregate remaining obligation greater than $5,000) related to the Business (whether or not listed on SCHEDULE 5.1(H); (b) as soon as is reasonably practicable, but in no event later than two (2) business days after identification pursuant to clause (a) above, (i) provide Purchaser or its Representatives with information regarding each such Contract, including the name of such Contract, contact information for the parties thereto, its subject matter and the Targeted Cure Costs, (ii) make such filings with the Bankruptcy Court and give notice to the other parties to each such Contract (such notice to notify such other parties of the filing of the Chapter 11 Cases, of this Agreement, the Targeted Cure Costs for each such Contract and the related objection deadline) necessary to permit Purchaser to assume each such Contract at the Closing (if Purchaser elects to assume any such Contract as set forth herein) and permit the Bankruptcy Court to enter the Sales Approval Order at the Sale Motion Hearing; (c) use their respective best efforts to obtain settlements or stipulations (but without any obligation of Sellers to pay any amount in respect of such settlements) with any such other party to objections to assumption and assignment or any related cure amount; and (d) apprise Purchaser of the status of such efforts and any other efforts reasonably requested by Purchaser related to consummating the purchase of the Acquired Assets.

         7.7 SUBSEQUENT OFFERS. Sellers hereby agree that Sellers shall not solicit, entertain or accept, or seek Bankruptcy Court approval of, any other offers received with respect to the Acquired Assets or the Business.

         7.8 PAYMENT OF CURE COSTS. Sellers hereby agree to make payment or provision for any applicable Cure Payments they are obligated to satisfy pursuant to the terms of this Agreement.

                                 ARTICLE VIII.
                             COVENANTS OF PURCHASER

         8.1 BEST EFFORTS. Purchaser hereby agrees and covenants that it shall use its best efforts to cause the conditions set forth in SECTIONS 6.1(J) and
6.2 to be satisfied by the Closing Date; provided, however, that Purchaser shall have no obligation to make any Cure Payments except as specified in this Agreement or as otherwise agreed by Purchaser.

         8.2 [intentionally omitted]

         8.3 PAYMENT OF CURE COSTS. Purchaser hereby agrees to make payment or provision for any applicable Cure Payments it is obligated to satisfy pursuant to the terms of this Agreement.

                                  ARTICLE IX.
                          CERTAIN ADDITIONAL COVENANTS

         9.1 EXPENSES. Except as otherwise set forth in this Agreement, each party hereto will bear the legal, accounting and other expenses (including any brokers' commissions or finders fees) incurred by such party in connection with the preparation and execution of this Agreement, and the other agreements and transactions contemplated hereby.

         9.2 PRESS RELEASES. Except in connection with the Chapter 11 Cases, the parties agree that neither Sellers nor Purchaser nor their respective Affiliates shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld, provided, however, that nothing herein shall prohibit any party in consultation with the other from issuing or causing publication of any press release, announcement or public communication to the extent that such party reasonably deems such action to be required by law or the rules of any national securities exchange on which its securities are listed.

         9.3 KEY EMPLOYEES TO PROVIDE ONGOING SERVICES TO SELLERS. In order to allow Sellers to maximize the value of their remaining assets, Purchaser agrees to allow management employees who are hired by Purchaser in connection with the acquisition contemplated hereby, to continue to provide services to Sellers after the Closing Date on terms negotiated between the management employees and the Sellers, provided that the provision of such services by the management employees does not interfere with their obligations to Purchaser. To the extent any such services are provided by employees of Purchaser during regular business hours and such services interfere with such employees' obligations to Purchaser, then in lieu of compensating such employees, Sellers shall reimburse Purchaser on terms to be agreed by Sellers and Purchaser.

         9.4 OTHER VESSELS.

                  (a) Following the Closing, Purchaser may decide that it wishes to acquire some or all of The Columbia Queen, The Cape May Light and The Cape Cod Light (collectively, the "OTHER VESSELS"). Sellers shall make reasonable efforts to give Purchaser prompt written notice of any third party's interest in acquiring the Other Vessels from Sellers or one or more Affiliates of Sellers and shall afford Purchaser the right to participate in non-exclusive discussions with Sellers with respect to the acquisition by Purchaser (or an Affiliate of Purchaser) of the Other Vessels, including the right, exercisable in Purchaser's sole discretion, to make an offer for such Other Vessels.

                  (b) In the event that Purchaser or any Affiliate of Purchaser acquires or enters into an agreement to acquire title to one or more of the Other Vessels from MARAD, Sellers, any Affiliate of Sellers or Atlantic Marine Inc. on or before December 31, 2003, then the Purchaser shall pay to Sellers or their designee, with respect to each Other Vessel acquired by Purchaser or its Affiliate on or before December 31, 2003, additional consideration of $500,000 in cash per vessel acquired and shall receive in consideration thereof, all right, title and interest of Sellers in any of their unencumbered property which relates to the Other Vessel acquired, including, without limitation, related intellectual property, but excluding intangibles not used in connection with the operation of the Other Vessel.

                  (c) In the event that Purchaser or any Affiliate of Purchaser acquires or enters into an agreement to acquire one or more of the Other Vessels, Sellers will reasonably cooperate and assist Purchaser with the transition of the operations of such Other Vessels to Purchaser; provided, however, that the foregoing shall not require Sellers to incur any out-of-pocket expense in connection with any cooperation or assistance rendered to Purchaser, nor shall Sellers be required to continue to maintain employees, facilities, contract rights or any other property or assets for the purpose of providing such cooperation or assistance.

                  (d) In the event Sellers, the Committee, MARAD and Purchaser agree after the date hereof but prior to the Closing to include the Columbia Queen riverboat, Official No. 1023608, together with its registries, logs (including maintenance logs), maintenance schedules, life safety, firefighting and abandon ship procedures, applicable crew and employee lists, blueprints, correspondence with government authorities (including the United States Coast Guard), plans, mechanicals and other specifications, furniture, fixtures, engines, parts, inventory (including food, liquor and other consumable goods, if any), fittings, decor (including artwork) and related property and tackle, whether on board or ashore, and all other appurtenances (the "COLUMBIA QUEEN") as part of Acquired Assets, Sellers and Purchaser may (i) modify and amend this Agreement to include within the definition of "Sellers" any Affiliates of Sellers that hold title to the Columbia Queen or any assets related thereto,
(ii) include the Columbia Queen as part of the Acquired Assets, (iii) include as Assigned Contracts any of Sellers' Contracts or unexpired leases (including any Contracts or unexpired leases of Affiliates deemed "Sellers" pursuant to this provision) that Purchaser desires to have assumed and assigned to it which relate to the Columbia Queen (for which Sellers shall file an emergency motion with the Bankruptcy Court to assume and assign such Contracts to Purchaser), and
(iv) modify the Purchase Price in this Agreement to reflect the additional Liabilities Purchaser agrees to assume (which shall be included among the "Assumed Liabilities") and the additional amount Purchaser agrees to pay for the Columbia Queen. In the event the parties agree to include the Columbia Queen in the Acquired Assets pursuant to this SECTION 9.4(D), Sellers and Purchaser shall execute and deliver any and all documents and take any and all actions that may be reasonably necessary or required to Transfer the Columbia Queen and related assets to Purchaser, free and clear of all Liens (other than Liens against the Columbia Queen, if any, to which Purchaser has agreed). Notwithstanding the desire of Sellers, the Committee, MARAD and Purchaser to include the Columbia Queen as part of the Acquired Assets under this SECTION 9.4(D), if all the consents, documentation and conditions necessary to Transfer the Columbia Queen to Purchaser have not been obtained, finalized or satisfied at or prior to the time that all the conditions to Closing set forth in ARTICLE VI have been satisfied or waived, the Closing shall nevertheless take place as otherwise provided in this Agreement without the inclusion of the Columbia Queen among the Acquired Assets and the Columbia Queen and the purchase price related thereto shall be delivered at a later date, rather than at the Closing. The invalidity or unenforceability of any provision of this SECTION 9.4(D) shall not effect the validity or enforceability of any other provision of this Agreement.

         9.5 CONTINUED ACCESS. Subsequent to the Closing, Purchaser shall afford Sellers access to those books and records of Purchaser relating to periods prior to the Closing Date which are included in the Acquired Assets as are reasonably required for the administration of the Chapter 11 Case provided such documents are used solely for such purpose. Such access shall be made during normal business hours upon reasonable advance notice. Such right of access shall include the right to make copies at Sellers' expense.

         9.6 BOOKS AND RECORDS. For a period ending upon the earlier of (i) the seventh (7th) anniversary of the Closing Date (or such later date as may be required by any Governmental Authority) and (ii) the liquidation of a Seller, no Seller shall dispose of or destroy any of the business records and files of the Business not delivered to Purchaser. Upon the liquidation of Seller, or sooner, if a Seller wishes to dispose of or destroy such records and files after that time, it shall first give fifteen (15) days prior written notice to Purchaser and Purchaser shall have the right, at its option and expense, upon prior written notice to such Seller and DQSC within such fifteen (15) day period, to take possession of the records and files within thirty (30) days after the date of the notice from Sellers.

         9.7 HART-SCOTT-RODINO COOPERATION. Purchaser and Sellers shall cooperate with each other to comply with, and provide the information required by, the notification and waiting period rules of the HSR Act, any Federal Trade Commission regulations, and any provisions or regulations of or relating to the Clayton Act. In that connection, Purchaser and Sellers shall use diligent efforts to make their joint notification filing with the Federal Trade Commission, if necessary, no later than three (3) days following the execution of this Agreement. Purchaser and Sellers shall furnish promptly to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice any additional information requested by either of them pursuant to the HSR Act and shall diligently take, or cooperate in the taking of, all steps necessary to expeditiously terminate the waiting period under the HSR Act, provided, however, that the parties will not seek early termination of the HSR Act waiting period. Purchaser shall bear Sellers' costs of any filing fee in connection with such filing.

         9.8 ENTITY NAME CHANGES. Not later than thirty (30) days following the Closing, Sellers will, as necessary, file amendments to their respective charter documents to remove from any corporate, limited liability company or other entity name any name or phrase comprising a part of the Intellectual Property, and will cease using the names "American Queen," "Delta Queen" and "Mississippi Queen" in the conduct of their businesses. Notwithstanding the foregoing, Purchaser hereby grants to Sellers a limited license and right to use the "American Queen," "Delta Queen" and "Mississippi Queen" names solely (a) as required for the Chapter 11 Cases, including, without limitation, the publication of any notices required by the Bankruptcy Court and (b) for the purposes of (i) pursuing rights and claims against third parties, and (ii) filing of tax returns, insurance claims and any other necessary filings.

                                   ARTICLE X.
                                   TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Purchaser and Sellers;

                  (b) by either Purchaser or, after consultation with and/or upon direction of the Committee, Sellers, upon written notice in the event of a material breach of any representation or warranty of the other party contained in this Agreement or any covenant or agreement to be performed or complied with by such party pursuant to the terms of this Agreement or any of the Acquisition Documents ("MATERIAL BREACH"), which breach remains uncured for a period of ten
(10) days following notice thereof to the breaching party by the non-breaching party and would result in a condition to Closing set forth in SECTIONS 6.1 OR
6.2 hereof, as the case may be, not being satisfied on or before the Drop Dead Date (which condition has not been waived in writing by the non-breaching party); provided, however, that Purchaser or Sellers, as the case may be, may not elect to terminate this Agreement pursuant to this SECTION 10.1(B) if the terminating party is itself in Material Breach;

                  (c) by Purchaser, upon written notice, if the Sale Approval Order has not been entered on or before May 31, 2002; PROVIDED, HOWEVER, that Purchaser's right to terminate this Agreement under this SECTION 10.1(C) shall not be available to Purchaser if Purchaser's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of this condition or if Purchaser shall be in Material Breach;

                  (d) by either Purchaser or, after consultation with and/or upon direction of the Committee, Sellers if any Governmental Authority having competent jurisdiction shall have issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order), or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the other Acquisition Documents; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 10.1(D) shall not be available to any party who shall not have complied with its obligations under ARTICLES VII, VIII or IX, as the case may be, to avoid the issuance of such order, decree, ruling or injunction;

                  (e) [intentionally omitted];

                  (f) by Sellers after consultation with and/or upon direction of the Committee, if the Closing shall not have occurred on or before May 31, 2002 (as such date may be extended pursuant to this SECTION 10.1(F), the "DROP DEAD DATE"), unless the failure of the Closing shall have been as a result of a Material Breach by Purchaser or Sellers, as the case may be, in which case
SECTION 10.1(B) shall apply; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 10.1(F) shall not be available if Sellers' failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; and PROVIDED, FURTHER, that Purchaser may, at its option, avoid the termination of this Agreement by Sellers as of May 31, 2002, by either (i) extending the Drop Dead Date through June 14, 2002, upon Sellers' receipt of $2,500,000 from Purchaser on or before May 31, 2002, pursuant to a debtor-in-possession financing on reasonable terms and conditions to be mutually agreed upon by Sellers, the Committee and Purchaser acting in good faith, including the condition that the financing be secured by a first priority lien on the Delta Queen, the Mississippi Queen and the Business (the "DIP LOAN"), or
(ii) provided all approvals (or expirations or terminations of applicable waiting periods) required under the HSR Act have been previously received, extending the Drop Dead Date through July 1, 2002, upon Sellers' receipt of $14,000,000 from Purchaser on or before May 31, 2002, pursuant to an interim closing on the sale of all the Acquired Assets other than the American Queen Assets as provided in SECTION 10.3(A) (an "INTERIM CLOSING"); and PROVIDED, FURTHER, that if an Interim Closing or the Closing has not occurred on or before June 14, 2002, and this Agreement has not otherwise been terminated, Purchaser may, at its option, avoid the termination of this Agreement by Sellers and extend the Drop Dead Date through July 1, 2002, if either (A) Sellers receive an additional amount of $1,250,000 from Purchaser on or before June 14, 2002, pursuant to the DIP Loan, or (B) provided all approvals (or expirations or terminations of applicable waiting periods) required under the HSR Act have been previously received, Sellers receive $14,000,000 from Purchaser on or before June 14, 2002 pursuant to an Interim Closing;

                  (g) if this Agreement has not otherwise been terminated, by either Purchaser or, after consultation with and/or upon direction of the Committee, Sellers, if all approvals (or expirations or terminations of applicable waiting periods) required under the HSR Act have not been obtained on or before June 14, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 10.1(G) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                  (h) by Purchaser if the Closing shall not have occurred on or before July 1, 2002, unless the failure of the Closing shall have been as a result of the Material Breach by Purchaser, in which case SECTION 10.1(B) shall apply; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
SECTION 10.1(H) shall not be available to Purchaser if its failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                  (i) by Purchaser if Sellers elect not to make any Excess Cure Payments pursuant to SECTION 2.3, provided Purchaser's termination rights have not been waived as set forth in SECTION 2.3;

                  (j) by Sellers (after consultation with and/or upon direction of the Committee) as a result of the failure of Sellers, after using their best efforts, to obtain entry of the Sale Approval Order, in a form acceptable to Sellers, on or before May 31, 2002; or

                  (k) by Purchaser pursuant to SECTION 3.5 in the event it elects to terminate this Agreement following the filing of an Appeal.

                  The parties agree to cooperate with each other and use commercially reasonable efforts to complete all documentation required under this Agreement, including all documents evidencing the DIP Loan, if any.

         10.2 EFFECT OF TERMINATION.

                  (a) In the event of the termination of this Agreement under
SECTION 10.1 hereof, (i) this Agreement (except with respect to SECTIONS 3.5, 9.1, 9.2, 10.2, 10.3, 10.4 and 12.5) shall forthwith become void, and (ii) subject to the provisions of SECTION 10.2(B) below, there shall be no liability on the part of Sellers, Purchaser or any of their respective Representatives.

                  (b) Notwithstanding the provisions of SECTION 10.2(A), above:

                           (i) if Purchaser or Sellers terminate this Agreement
pursuant to SECTIONS 10.1(A), (C), (D), (F), (G), (H), (I), (J) OR (K),
Purchaser shall receive, as its sole and exclusive remedy, the prompt return of the Deposit (including all interest earned thereon);

                           (ii) [intentionally omitted];

                           (iii) if Purchaser terminates this Agreement pursuant
to SECTION 10.1(B), Purchaser shall receive, as its sole and exclusive remedy, the prompt return of the Deposit (including all interest earned thereon) and Purchaser's Expenses (up to a maximum of $300,000);

                           (iv) [intentionally omitted];

                           (v) [intentionally omitted];

                           (vi) [intentionally omitted]; and

                           (vii) if Sellers terminate this Agreement pursuant to
SECTION 10.1(B), Sellers shall receive, as their sole and exclusive remedy available under any Law, including the Bankruptcy Code, the entire Deposit (including all interest earned thereon);

                  (c) Any right of Purchaser to receive Purchaser's Expenses or Sellers to receive the Deposit under SECTION 10.2(B) shall be in lieu of any losses or damages such party may suffer, and not as a penalty, as a result of the termination of this Agreement, and notwithstanding any provision of this Agreement or law to the contrary, Purchaser's and Sellers' sole rights, remedies and recourse against each other on account of the termination of this Agreement (for breach or otherwise) shall be the payments and transfers described in
SECTION 10.2(B).

         10.3 INTERIM OR DELAYED CLOSING.

                  (a) If Purchaser exercises its option under either SECTION 10.1(F)(II) or SECTION 10.1(F)(B) to hold an Interim Closing for all the Acquired Assets other than the American Queen Assets, such Interim Closing shall occur as described in ARTICLES III AND IV with the understanding that the purchase price to be delivered at such time shall be $14,000,000 and the Assumed Liabilities shall not include any Liabilities that relate exclusively to the American Queen Assets. Immediately following any such closing, Sellers and Purchaser will work in good faith to promptly close the sale of the American Queen Assets. At any such second closing, Sellers shall deliver the American Queen Assets to Purchaser, and Purchaser shall deliver the remainder of the Purchase Price to Sellers. Notwithstanding the foregoing, the failure of Sellers and Purchaser to ultimately close the sale of the American Queen Assets shall not invalidate the prior sale of the other Acquired Assets. The $14,000,000 to be paid by Purchaser in an Interim Closing shall not be deemed to reflect an allocation of the Purchase Price among the Acquired Assets under SECTION 3.4. Upon a Closing or Interim Closing, all amounts due under the DIP Loan, if any, shall be paid to Purchaser from the proceeds of such closing.

                  (b) If the Closing for all the Acquired Assets has not occurred on or before May 31, 2002, then Purchaser and Sellers acknowledge and agree that notwithstanding any other provision hereof to the contrary, Sellers may use as working capital for the Business any amounts they receive that constitute any part of subsections (i) or (ii) of the definition of "Accounts Receivable." All such amounts that Sellers receive prior to the Closing shall be deemed Excluded Assets and Sellers and Purchaser agree that the Purchase Price shall be reduced on a dollar for dollar basis to reflect any disbursements of such Accounts Receivable except amounts used to pay expenses which would have been Purchaser's responsibility in connection with the proration of expenses under SECTION 4.4.

         10.4 NON-EXCLUSIVE RIGHTS. Except as otherwise expressly provided herein, if an event or occurrence gives rise to a right of a party to terminate under more than one subsection of SECTION 10.1, such party may elect to terminate under any such section.

                                  ARTICLE XI.
                                 INDEMNIFICATION

         11.1 GENERAL. From and after the Closing, the parties shall indemnify each other as provided in this ARTICLE XI. As used in this Agreement, the term "DAMAGES" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim. The parties acknowledge and agree that following the Closing the indemnification provisions set forth in this ARTICLE XI shall constitute the parties' sole and exclusive remedy with respect to the transactions contemplated by this Agreement.

         11.2 INDEMNIFICATION OBLIGATIONS OF SELLERS. Sellers shall, jointly and severally, defend, indemnify, save and keep harmless Purchaser and its successors and permitted assigns (each, a "PURCHASER INDEMNIFIED PARTY") against and from Damages in an aggregate amount not to exceed $250,000, sustained or incurred by any Purchaser Indemnified Party resulting from or arising out of or by virtue of:

                  (a) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement or in any closing document delivered to Purchaser in connection with this Agreement; provided, however, that Sellers shall not have any obligation to indemnify Purchaser under this SECTION 11.2(A) for any claim by Purchaser which is not brought within the Survival Period (as hereinafter defined) or is based on a breach or inaccuracy of which Purchaser was aware prior to the Closing Date;

                  (b) any breach by Sellers of, or failure by Sellers to comply with, any covenant or obligation of Sellers contained in this Agreement or in the other Acquisition Documents; and

                  (c) the Excluded Liabilities.

         11.3 PURCHASER'S INDEMNIFICATION COVENANTS. Purchaser shall defend, indemnify, save and keep harmless Sellers, and their successors and permitted assigns (each, a "SELLER INDEMNIFIED PARTY," and, together with any Purchaser Indemnified Party, an "INDEMNIFIED PARTY") against and from Damages in an aggregate amount not to exceed $250,000, sustained or incurred by any Seller Indemnified Party resulting from or arising out of or by virtue of:

                  (a) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or in any closing document delivered to Sellers in connection with this Agreement; provided, however, that Purchasers shall not have any obligation to indemnify Sellers under this SECTION 11.3(A) for any claim by Seller which is not brought within the Survival Period;

                  (b) any breach by Purchaser of, or failure by Purchaser to comply with, any covenant or obligation contained in this Agreement or the other Acquisition Documents;

                  (c) the Assumed Liabilities;

                  (d) the Management Agreement or any activities of Sellers in connection and conformance therewith; and

                  (e) Liabilities relating to the operation by Purchaser of, or any act or omission occurring in respect of, the Business or the ownership of the Acquired Assets after the Closing Date.

         11.4 PROCEDURE FOR INDEMNIFICATION -- THIRD-PARTY CLAIMS. If a complaint, claim or legal action is brought or made by a third party ("THIRD PARTY CLAIM") against any Person entitled to indemnification hereunder ("INDEMNIFIED PARTY"), the Indemnified Party shall give written notice of such Third Party Claim to the indemnifying party ("INDEMNIFYING PARTY") promptly after the Indemnified Party receives notice of that claim, which notice shall include a copy of any letter, complaint or similar writing received by the Indemnified Party; provided, however, that any failure to provide, or delay in providing, such notification shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced; and provided further that no notice claiming indemnification may be delivered after the Survival Period.

                  The Indemnifying Party shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume defense of the Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in defending such Third Party Claim except provided below. If the Indemnifying Party elects to assume the defense and select counsel, the Indemnified Party may participate in the defense through its own separate counsel, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) otherwise specifically agreed in writing by the Indemnifying Party, or (ii) counsel selected by the Indemnifying Party determines that, because of a conflict of interest between the Indemnifying Party and the Indemnified Party, counsel for the Indemnifying Party cannot adequately represent both parties in defending the action (in which case the Indemnifying Party shall not have the right to direct the defense of the Third Party Claim on the Indemnified Party's behalf).

                  The Indemnifying Party's failure to notify an Indemnified Party of its election to defend such Third Party Claim within twenty-one (21) days after notice of the Third Party Claim was given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its rights to defend the Third Party Claim.

                  If the Indemnifying Party assumes the defense of the Third Party Claim, its obligations shall include taking all steps necessary in defending the Third Party Claim and holding the Indemnified Party harmless against any and all Damages caused by or arising out of any settlement approved by the Indemnified Party or any judgment in connection with such claim or litigation.

                  If the Indemnifying Party does not assume the defense of the Third Party Claim, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate; provided, however, that the Indemnified Party may not settle such Third Party Claim without the Indemnifying Party's prior written consent. The Indemnifying Party may not withhold such consent unless it has provided security of a type and in an amount reasonably acceptable to the Indemnified Party for the payment of its indemnification obligations for such Third Party Claim. The Indemnifying Party shall promptly reimburse the Indemnified Party for the Damages caused by or arising out of such settlement, or for the amount of any judgment rendered on the Third Party Claim, and for all costs and expenses the Indemnified Party reasonably incurred in defending the claim.

                  The Indemnifying Party may settle any Third Party Claim, in its sole discretion, without the Indemnified Party's prior written consent, provided that such settlement involves only the payment of cash by the Indemnifying Party to the claimant and does not impose any other obligation on the Indemnifying Party or any liability or obligation on the Indemnified Party.




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

         11.5 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought.

                                  ARTICLE XII.
                                  MISCELLANEOUS

         12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto made in this Agreement shall not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. Such representations and warranties shall survive the Closing until 5:00 p.m. central time on the 90th day following the Closing Date (the "SURVIVAL Period").

         12.2 WAIVER OF CERTAIN CLAIMS. As of the Closing, Purchaser shall be deemed to have waived any rights of action, claims and causes of action it may have against any officer or director of any Seller under or related to this Agreement, except for any right of action, claim or cause of action based upon any fraudulent conduct of or intentional misrepresentation by such officer or director.

         12.3 AMENDMENTS. This Agreement may be amended only by a writing executed by all of the parties hereto.

         12.4 ENTIRE AGREEMENT. This Agreement, and the other agreements expressly provided for herein, set forth the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior contracts, agreements, arrangements, communications and discussions, representations and warranties, whether oral or written, between the parties.

         12.5 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of Illinois without regard to conflict of laws principles. For so long as Sellers are subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement and the other Acquisition Documents, and consent to the jurisdiction of, the Bankruptcy Court.

         12.6 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received, if personally delivered, (b) upon the fifth calendar day after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon being sent by telecopy, with confirmed answerback and
(d) on the first business day after being sent by established overnight courier, to the parties at their respective addresses set forth below.

          To Sellers:                The Delta Queen Steamboat Co.
                                     2 North Riverside Plaza
                                     Suite 600
                                     Chicago, Illinois 60606
                                     Attn:   Jordan B. Allen
                                     Title:  Executive Vice President
                                     Fax No.: (312) 454-3168

          With a copy to:            Latham & Watkins
                                     Sears Tower, Suite 5800
                                     233 South Wacker Drive
                                     Chicago, Illinois 60606
                                     Attn:    David S. Heller, Esq.
                                     Fax No.: (312) 993-9767

          To Purchaser:              DNPS Delta Queen Steamboat Company, Inc.
                                     40 Fountain Plaza
                                     Buffalo, New York 14202
                                     Attn:  General Counsel
                                     Fax No.: (716) 858-5056

          With a copy to:            Proskauer Rose LLP
                                     1585 Broadway
                                     New York, NY 10036
                                     Attn:  Michael E. Foreman, Esq.
                                     Fax No.:  (212) 969-2900

          To the Committee:          Hahn & Hessen LLP
                                     350 Fifth Avenue
                                     New York, New York  10118
                                     Attn: Don D. Grubman, Esq. and
                                           Mark Power, Esq.
                                     Fax No.: (212) 594-7167

          To MARAD:                  Maritime Administration
                                     U.S. Department of Transportation
                                     400 Seventh Street, S.W., Room 7228
                                     Washington, DC 20590
                                     Attn: Richard M. Lorr, Esq.
                                     Fax No.:  (202) 366-7485




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

          With a copy to:            Department of Justice
                                     Civil Division
                                     1100 L Street, N.W., Room 10004
                                     Washington, DC  20005
                                     Attn:  Brendan Collins
                                     Fax No.: (202) 307-0494



Any party by written notice to the others given in accordance with this SECTION
12.6 may change the address or the persons to whom notices or copies thereof shall be directed.

         12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be original, and all of which together will constitute one and the same instrument.

         12.8 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto (including any trustee appointed in respect of Sellers under the Bankruptcy Code), but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other party; provided, however, that Purchaser may assign its rights hereunder to any Affiliate without Sellers' consent so long as such Affiliate agrees to be bound by, and is capable of performing, Purchasers' obligations hereunder and Purchaser remains liable hereunder.

         12.9 WAIVERS. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for herein, by the other parties must be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for herein.

         12.10 THIRD PARTIES. Except for the limited termination rights granted to the Committee pursuant to SECTION 10.1, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Purchaser and Sellers any rights or remedies under or by reason of this Agreement.

         12.11 SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

         12.12 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.



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
                  IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

SELLERS:

                                       THE DELTA QUEEN STEAMBOAT CO.


                                       By: /s/ Jordan B. Allen
                                           -------------------------------------
                                       Name:    Jordan B. Allen
                                       Title:   Executive Vice President


                                       CRUISE AMERICA TRAVEL, INCORPORATED


                                       By: /s/ Jordan B. Allen
                                           -------------------------------------
                                       Name:    Jordan B. Allen
                                       Title:   Executive Vice President


                                       DQSC PROPERTY CO.


                                       By: /s/ Jordan B. Allen
                                           -------------------------------------
                                       Name:    Jordan B. Allen
                                       Title:   Executive Vice President


                                       GREAT OCEAN CRUISE LINE, LLC.


                                       By: /s/ Jordan B. Allen
                                           -------------------------------------
                                       Name:    Jordan B. Allen
                                       Title:   Executive Vice President


                                       GREAT RIVER CRUISE LINE, LLC.


                                       By: /s/ Jordan B. Allen
                                           -------------------------------------
                                       Name:    Jordan B. Allen
                                       Title:   Executive Vice President


                                       GREAT AQ STEAMBOAT, LLC


                                       By: /s/ Jordan B. Allen
                                           -------------------------------------
                                       Name:    Jordan B. Allen
                                       Title:   Executive Vice President

                                       AMCV CRUISE OPERATIONS, INC.


                                       By: /s/ Jordan B. Allen
                                           -------------------------------------
                                       Name:    Jordan B. Allen
                                       Title:   Executive Vice President

PURCHASER:

                                       DNPS DELTA QUEEN STEAMBOAT
                                       COMPANY, INC.



                                       By: /s/ T. Livanos
                                           -------------------------------------
                                       Name: T. Livanos
                                       Title:   Vice President and Treasurer








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